Exhibit 10.24

TERMINATION AGREEMENT

This Termination Agreement (the “Termination Agreement”), dated as of August 11, 2020 (the “Effective Date”), is by and among Premium Medicine of Maryland, LLC, a Maryland limited liability company (“Premium”), Silver Spring Consulting Group, LLC, a Delaware limited liability company (“SSCG”), Eric Steenstra, an individual resident in the State of Maryland (“Mr. Steenstra”), Dawn Steenstra, an individual resident in the State of Maryland (“Ms. Steenstra”), 4Front Advisors, LLC, an Arizona limited liability company (“4Front Advisors”), 4Front PM InvestCo, LLC, a Maryland limited liability company (“4Front InvestCo”), 4Front Ventures Corp., a corporation amalgamated under the laws of the Province of British Columbia (“4Front”), and Bayside Partners, LLC, a Maryland limited liability company (“Bayside”). Each of Premium, SSCG, Mr. Steenstra, Ms. Steenstra, 4Front Advisors, 4Front InvestCo and Bayside is referred to herein as a “Party” and collectively as the “Parties”.

WHEREAS, Premium is the holder of a license (the “License”) to operate a medical cannabis dispensary (the “Dispensary”) in the State of Maryland, granted by the Maryland Medical Cannabis Commission (the “MMCC”);

WHEREAS, in connection with its operations, Premium has entered into that certain (i) Management Services Agreement, dated October 20, 2017, by and between Premium, SSCG, and Mr. and Ms. Steenstra relating to the provision of certain management services by SSCG to Premium (the “MSA”), and (ii) Advisory Services Agreement, October 20, 2017, by and between Premium and 4Front Advisors relating to the license by 4Front Advisors to Premium of certain of 4Front Advisor’s proprietary information and the provision by 4Front Advisors to Premium of certain advisory services (the “Advisory Agreement” and together with the MSA, the “Agreements”)’

WHEREAS, in connection with the MSA, 4Front InvestCo and Bayside formed SSCG and adopted that certain Limited Liability Company Agreement, dated October 20, 2017 (the “SSCG Agreement”);

WHEREAS, in connection with the initial capitalization of SSCG, 4Front InvestCo contributed funds to SSCG, which used all of such contributions to make intercompany loans to Premium evidenced by that certain Promissory Note, dated October 20, 2017, in the principal amount of $1,050,000.00, to fund the redemption by Premium of the Premium membership units owned by Premium Medicine USA (the “Redemption Note”);

WHEREAS, since Premium’s operating costs have exceeded its revenues, SSCG has been loaning Premium funds on a regular basis pursuant to that certain Amended and Restated Secured Demand Note, dated June 30, 2020, in the principal amount of $1,399,323.95 (the “Demand Note” and, together with the Redemption Note, the “Notes”);

WHEREAS, the 4Front Parties have made loans to SSCG in amounts equal to the balance reflected by the Notes;

WHEREAS, Premium’s performance under the Demand Note is secured by a lien on all of Premium’s collateral pursuant to that certain Security Agreement, dated October 20, 2017, by and between Premium in favor of SSCG, as secured party (the “Security Agreement”);

WHEREAS, as further security for the Demand Note, Mr. Steenstra and Ms. Steenstra pledged their units representing membership interests in Premium (the “Units”) pursuant to that certain Pledge Agreement, dated October 20, 2017, in favor of SSCG (the “Pledge Agreement” and together with the Notes and Security Agreement, the “Loan Documents”);

WHEREAS, 4Front, the common parent of 4Front Advisors and 4Front InvestCo (collectively, 4Front, 4Front Advisors and 4Front InvestCo, are referred to as the “4Front Parties”), expressed a desire to exit operations in the State of Maryland;

WHEREAS, in connection with such desired exit, Premium will enter into a new management services agreement, substantially in the form of the attached Exhibit A (the “New MSA”) with a new management company (the “ManagerCo”);

WHEREAS, Premium and SSCG have agreed that Premium will repay $1,200,000.00 (the “Notes Repayment Amount”) in full satisfaction of the Notes;

WHEREAS, under the regulations applicable to the License, the entry by Premium into the New MSA is subject to the prior written approval by the MMCC (the “MMCC Consent”); and

WHEREAS, the Parties hereto desire to terminate all of the Agreements (as defined herein) and to cause the Notes to be repaid as provided herein, to be effective upon receipt of the MMCC Consent to the New MSA, on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.	Definitions. The following capitalized terms shall have the meanings ascribed herein:

“Business” means the assets, liabilities and business operations of Premium.

“Claims” means, collectively, any and all actions, causes of action, suits, Losses, liabilities,

rights, debts, dues, sums of money, accounts, reckonings, obligations, costs, expenses, liens, bonds, bills, specialties, covenants, contracts, controversies, agreements, promises, variances, trespasses, damages, judgments, extents, executions, claims, and demands, of every kind and nature whatsoever, whether now known or unknown, foreseen or unforeseen, matured or unmatured, suspected or unsuspected, in law, admiralty, or equity.

“Escrow Agent” means Offit Kurman, P.A.

“Improvements” means the improvements upon the Premises.

“Knowledge” means the actual knowledge of Joe Feltham, Karl Chowscano, Jake Wooten, and Mark Passerini, after reasonable inquiry, and the knowledge each such individual would have acquired after reasonable inquiry of the subject matter being represented.

“Liability” means any liability or obligation of the Business of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, and whether or not the same is required to be accrued on the financial statements relating to the Business.

“Losses” means, collectively, losses, damages, liabilities, deficiencies, claims, actions, judgments, settlements, interest, awards, penalties, fines, costs, or expenses of whatever kind, including reasonable attorneys’ fees, fees and costs of enforcing any right to indemnification under this Termination Agreement, and the cost of pursuing any insurance providers.

“Notices” means all notices, requests, consents, claims, demands, waivers, summons, and other legal process, and other similar types of communications under this Termination Agreement.

“Premises” means the premises leased by Premium and located at 2355 Georgia Ave, Silver Spring, MD 20906.

“Premium Parties” means collectively Premium, Mr. Steenstra, and Ms. Steenstra. “Resignation” means the resignation of Kris Krane (or his replacement non-member manager designee by SSCG) in the form attached hereto as Exhibit B.

“Satisfaction and Release” means the full release of the Loan Documents by SSCG in the form attached hereto as Exhibit C.

“SSCG Agreement” means that certain Limited Liability Company Agreement of SSCG, dated October 20, 2017, by and among 4Front InvestCo, Bayside, and the managers of SSCG.

“Taxes” means all federal, state, local, foreign, and other income, gross receipts, sales, use, production, ad valorem, transfer, documentary, franchise, registration, profits, license, withholding, payroll, employment, unemployment, excise, severance, stamp, occupation, premium, property (real or personal), customs, duties, or other taxes, fees, assessments, or charges of any kind whatsoever, together with any interest, additions, or penalties with respect thereto.

“Termination Date” means the date that is two business days after Premium’s receipt of the MMCC Consent.

“Working Capital” means the sum of Premium’s current assets consisting of (i) the wholesale value of all inventory on hand; (ii) accounts receivable; (iii) expenses prepaid by SSCG on behalf of Premium pursuant to the MSA; and (iv) all cash, wherever located, on the Termination Date; minus Premium’s current Liabilities consisting of (1) accounts payable; (2) accrued expenses, and (3) accrued income taxes (but excluding any Liabilities owed under the Notes).

2.	Termination of the Agreements.

(a)Termination. Subject to the terms and conditions of this Termination Agreement, the Agreements are hereby terminated as of 11:59 p.m. on the Termination Date. From and after the Termination Date, the Agreements will be of no further force or effect, and the rights and obligations of each of the Parties thereunder shall terminate, except (a) for the rights and obligations under this Termination Agreement, (b) with respect to the MSA, the rights and obligations of the Parties under Sections 2, 3(c), 7, 8(a), 8(g) and 8(h), and (c) with respect to the Advisory Agreement, the rights and obligations of the Parties under Sections 2, 3, 7, 8(a), 8(g) and 8(h), shall survive pursuant to their respective terms; provided, however, that to the extent that any such rights and obligations surviving the termination of the MSA or Advisory Agreement conflict with the terms or conditions of this Termination Agreement, then the terms of this Termination Agreement shall control.

(b)Use of “Mission” Name. On the Termination Date, Premium shall cease all use of the “Mission” name in connection with the Business and SSCG shall remove all signage with the “Mission” name from the Premises, and leave the Premises in such condition as is required under the lease agreement relating to the Premises.

(c)Resignation of Manager. Contemporaneously with the execution and delivery of this Termination Agreement by the Parties, the 4Front Parties shall cause Kris Krane to deliver to the Escrow Agent the executed, but undated, Resignation. The Escrow Agent shall release the Resignation to Premium on the Termination Date.

3.Working Capital. The Parties agree that the Working Capital of Premium should be $0.00. Within ten (10) days of the Termination Date, 4Front InvestCo shall prepare a statement setting forth its calculation of the Working Capital as of the Termination Date (the “Working Capital Statement”), calculated consistent with past practices. During the ten (10) days following Premium’s receipt of the Working Capital Statement, Premium shall have access to 4Front InvestCo’s working papers relating to the Working Capital Statement. The Working Capital Statement will become final on the 10th day following delivery thereof, unless Premium gives written notice to 4Front InvestCo of its disagreement specifying in reasonable detail the nature of any disagreement. If Premium provides such notice of disagreement, the Parties will work together in good faith to resolve their differences. Once the Parties resolve their differences, the Working Capital Statement (as adjusted if applicable) will become final and binding on the Parties. If the Working Capital exceeds $0.00, Premium will pay such excess to 4Front InvestCo within three business days of the Working Capital Statement becoming final. If the Working Capital is less than $0.00, 4Front InvestCo will pay such deficiency to Premium within three business days of the Working Capital Statement becoming final. For the avoidance of doubt, (i) until the Termination Date, the Parties will continue to operate Premium’s business as they have before the Effective Date, with all of the same authority and economic and other rights as existed before the Effective Date, and (ii) after the Termination Date, SSCG shall have no authority with respect to any bank accounts in the name of Premium, nor with respect to any funds maintained in such accounts.

4.SSCG Redemption of Bayside. Effective as of the 12:01 a.m. on the Termination Date, SSCG will redeem, and Bayside will transfer, assign, and sell, all of Bayside’s membership interests in SSCG for an aggregate redemption price of $1.00. Upon consummation of the redemption of Bayside’s membership interests in SSCG, Bayside will no longer be a member of SSCG and will not be entitled to any rights (a) with respect to the Notes Repayment Amount, or

(b)under the SSCG Agreement, except for any rights to distributions for Taxes with respect to any income allocated to Bayside for its period of ownership of SSCG.

5.Repayment of the Notes; Termination of Loan Documents. Contemporaneously with the execution and delivery of this Termination Agreement by the Parties, (a) Premium will pay, or will cause to be paid, to the Escrow Agent, the Notes Repayment Amount in full satisfaction and release by SSCG of the Notes, and (b) SSCG will deliver to the Escrow Agent the fully executed, but undated, Satisfaction and Release. On the Termination Date and subsequent to SSCG’s redemption of Bayside, the Escrow Agent will release (i) the Notes Repayment Amount to SSCG and (ii) the Satisfaction and Release to Premium. The Parties acknowledge and agree that the Demand Note will continue to increase in its principal amount and accrued but unpaid interest thereon from the Effective Date though the Termination Date, and that SSCG will not be entitled to any additional sums in addition to the Notes Repayment Amount for the repayment in full of the Demand Note or the any of the other Notes.

6.Representations and Warranties of the Parties. Each Party, severally and not jointly, represents to each other Party as of the date hereof and at and as of the Termination Date as follows:

(a)Organization. With respect to each Party that is an entity, such Party is (a) a corporation or limited liability company, duly organized, validly existing, and in good standing under the laws of the state or province of its incorporation or organization; and

(b)duly qualified to do business and is in good standing in every jurisdiction in which such qualification is required for purposes of this Termination Agreement, except where the failure to be so qualified, in the aggregate, would not reasonably be expected to adversely affect its ability to perform its obligations under this Termination Agreement.

(b)Authority. With respect to each Party that is an entity, such Party has the full right, corporate or limited liability power, and authority to enter into this Termination Agreement and to perform its obligations hereunder. With respect to each Party who is an individual, such Party has the full capacity, power, and authority to enter into this Termination Agreement and to perform his or her obligations hereunder.

(c)Enforceability. This Termination Agreement and each document and instrument to be delivered hereunder has been duly executed and delivered by such Party, and (assuming due authorization, execution, and delivery by each other Party), this Termination Agreement and the documents and instruments to be delivered hereunder constitute the legal, valid, and binding obligations of the Party, enforceable against such Party in accordance with their respective terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other similar laws affecting the enforcement of creditors’ rights generally or by general principals of equity.

(d)No Conflicts; Consents. The execution, delivery, and performance by the Party of this Termination Agreement and the documents and instruments to be delivered hereunder, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) violate or conflict with any judgement, order, decree, statute, law, ordinance, rule, or regulation applicable to such Party, or (ii) conflict with, or result in (with or without notice or lapse of time or both) any violation of, or default under any organizational document of the Party. Except for the MMCC Consent, no consent, approval, waiver, or authorization is required to be obtained from any person or entity (including any governmental authority) in connection with the execution, delivery, and performance by the Party of this Termination Agreement and the consummation of the transactions contemplated hereby.

(e)Legal Proceedings. There is no claim, action, suit, action, proceeding, or governmental investigation (a “Proceeding”) of any nature pending, or to such Party’s knowledge, threatened against or by such Party that challenges or seeks to prevent, enjoin, or otherwise delay the transactions contemplated by this Termination Agreement and the documents and instruments delivered hereunder.

(f)No Brokers. The Party has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the transactions contemplated in this Termination Agreement.

7.Representations and Warranties of the 4Front Parties. The 4Front Parties, jointly and severally, hereby represent and warrant to the Premium Parties as of the date hereof, and at and as of the and as of the Termination Date, as follows:

(a)Compliance With Legal Requirements. Premium is in material compliance with all applicable laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards (“Legal Requirement”) to which its Business may be subject, except with respect to federal laws regarding the manufacture, possession, sale or distribution of cannabis. Premium has not received any written or oral notice from any government or governmental or regulatory body thereof, or political subdivision thereof, whether federal, state, local or foreign, or any agency, instrumentality or authority thereof, or any court or arbitrator (public or private), including without limitation, the MMCC, that alleges that Premium is not in compliance with any Legal Requirement applicable to the Business. To the Knowledge of the 4Front Parties, no event has occurred that, with or without notice or lapse of time or both, would reasonably be expected to result in the revocation, suspension, lapse or limitation of the License held by Premium necessary for its cannabis or cannabis- related activities and operations.

(b)Financial Statements. Complete copies of the financial statements of the Business consisting of (i) the unaudited monthly balance sheets for 2019 and the related monthly statements of income for each month of 2019, and (ii) the unaudited balance sheet (the “Interim Balance Sheet”) as of June 30, 2020 (“Interim Balance Sheet Date”) and the related monthly statements of income for January through June 2020 (collectively, the “Financial Statements”) are attached hereto as Schedule 7(b). The Financial Statements are based on the books and records of the Business, and fairly present in all material respects the financial condition of the Business as of the dates they were prepared and the results of the operations of the Business for the periods indicated.

(c)Absence of Certain Changes. Since the Interim Balance Sheet Date, the 4Front Parties have operated the Business in the ordinary course of business and consistent with past practices.

(d)Improvements. To the Knowledge of the 4Front Parties, all of the Improvements upon the Premises have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals and have been completed in a professional and workmanlike manner and are in good operating condition and repair. To the Knowledge of the 4Front Parties, all of the heating, ventilation and air conditioning systems, plumbing, fire protection, security and other mechanical and electrical systems of the Improvements have been constructed and installed in accordance with applicable codes, laws, ordinances, rules, regulations, permits and approvals, have been completed in a professional and workmanlike manner and are in good operating condition and repair.

(e)Contracts; Vendors and Suppliers. The only material contracts and agreements to which Premium is a party or is bound in connection with the Business and that will continue after the Closing Date are listed on Schedule 7(e) (the “Included Contracts”). Neither Premium nor, to the Knowledge of the 4Front Parties, any other party to any such Included Contract is in breach thereunder, or has provided or received any notice of any intention to terminate, any such Included Contract. No event or circumstance has occurred that would constitute an event of default under any Included Contract or result in a termination thereof. Complete and correct copies of each Included Contract (including all modifications, amendments, and supplements thereto and waivers thereunder) have been, or will be on or before the Closing Date, made available to Premium.

(f)Taxes. All Taxes due and owing by Premium and SSCG have been, or will be, timely paid. Extensions have been filed for the 2019 tax year for Premium and SSCG, and the returns will be filed by the extended due date. All returns, declarations, reports, information returns and statements, and other documents relating to Taxes (including amended returns and claims for refund) (“Tax Returns”) with respect to the Business required to be filed by Premium and/or SSCG for any tax periods prior to Closing Date not subject to an extension have been, or will be, timely filed. Such Tax Returns are, or will be, true, complete, and correct in all respects. Premium has (i) collected all sales, use, value added, goods and services and similar Taxes required to be collected by Premium in connection with the Business, and (ii) remitted, or will remit on a timely basis, such amounts to the appropriate taxing authority in compliance with all applicable laws.

(g)Labor and Employment Matters. All compensation, including wages, commissions and bonuses, that were required to be paid to employees, or independent contractors of Premium since the effective date of the MSA have been paid in full. Premium is not a party to any labor or collective bargaining contract that pertains to its employees. The employment of each employee of Premium is terminable at the will of Premium, and upon termination of the employment of any such employees, no severance or other payments or benefits will become due. Premium does not have any policy, practice, plan or program of paying severance pay or benefits or any form of severance compensation in connection with the termination of employment or services. There are no pending or, to the Knowledge of the 4Front Parties, threatened Proceedings concerning labor matters with respect to Premium. To the Knowledge of the 4Front Parties, Premium is, and since the effective date of the MSA has been, in compliance in all material respects with all applicable laws and ordinances pertaining to employment and employment practices to the extent they relate to the Premium.

(h)Employee Benefits. Schedule 7(h) lists each material employment, bonus, profit sharing, or other employee benefit plan, agreement, policy or arrangement maintained or contributed to, or required to be contributed to, by Premium for the benefit of any officer, employee, former employee, consultant, independent contractor or other service provider of Premium (collectively referred to herein as the “Employee Plans”). To the Knowledge of the 4Front Parties, all material obligations of Premium under the Employee Plans have been satisfied and there are no material defaults or violations by Premium or the 4Front Parties in respect of the Employee Plans. To the Knowledge of the 4Front Parties, Premium is in compliance in all material respects with all applicable laws and ordinances regarding employment and employment practice. There are no pending or, to the Knowledge of the 4Front Parties, threatened Proceedings concerning the Employee Plans. During the term of the MSA, Premium has not maintained any Employee Plan that is subject to Title IV of the Employee Retirement Income Security Act of 1974.

(i)Privacy and Data. To the Knowledge of the 4Front Parties, Premium’s use and dissemination of any personally-identifiable information concerning individuals is in compliance in all material respects with all applicable privacy policies, terms of use, applicable laws, and contractual obligations applicable to Premium or to which Premium is bound. Premium maintains policies and procedures regarding data security and privacy and maintains administrative, technical, and physical safeguards that are commercially reasonable and, in any event, to the Knowledge of the 4Front Parties, in compliance in all material respects with all applicable laws and contractual obligations applicable to Premium or to which Premium is bound. To the 4Front Parties’ Knowledge, and other than a claim pursuant to the Telephone Consumer Protection Act that has been settled and resolved, there have been no security breaches relating to, or violations of any security policy regarding, or any unauthorized access of, any data or information used or stored by Premium.

(j)Insurance. Schedule 7(j) sets forth a list of all insurance policies currently owned or maintained in connection with the Business. All premiums due to date under such policies have been paid and will be paid through the Closing Date and no material term of any such policy is void or voidable. None of the 4Front Parties has received any written notice of cancellation with respect to any such insurance policies and the 4Front Parties have no Knowledge of any threatened termination of, or premium increase with respect to, any of the insurance policies. There are no Claims that are pending under any of the insurance policies.

(k)Products. To the 4Front Parties’ Knowledge, all products sold or distributed by or on behalf of Premium have conformed in all material respects with all applicable Maryland law and regulations. The storage and labeling practices for each of the products sold in the Business (i) are in material compliance with all applicable Maryland law and regulations, including those relating to storage, preparation, packaging and labeling of cannabis products; and (ii) are in compliance with all internal quality management policies and procedures of the Business. To the 4Front Parties’ Knowledge,

there have been no product recalls, withdrawals or seizures with respect to any products sold or distributed by or on behalf of Premium.

(l)Bank Accounts. The 4Front Parties do not maintain any deposit and disbursement accounts in which funds from the Business are deposited except for those set forth on Schedule 7(l).

(m)No Other Representations and Warranties. EXCEPT FOR THE EXPRESS REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS SECTION 7 (A) THE 4FRONT PARTIES HAVE NOT MADE AND DO NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WHATSOEVER, EITHER ORAL OR WRITTEN, WHETHER ARISING BY LAW, COURSE OF DEALING, COURSE OF PERFORMANCE, USAGE OF TRADE OR OTHERWISE RELATING TO THE BUSIENSS OR PREMIUM, ALL OF WHICH ARE EXPRESSLY DISCLAIMED, AND (B) THE BUYER ACKNOWLEDGES THAT, IN ENTERING INTO THIS AGREEMENT, IT HAS NOT RELIED UPON ANY REPRESENTATION OR WARRANTY RELATING TO THE LOANS, LOAN DOCUMENTS, BUSINESS OR PREMIUM MADE BY THE 4FRONT PARTIES, OR ANY OTHER PERSON OR ENTITY ON THE 4 FRONT PARTIES’ BEHALF, EXCEPT AS SPECIFICALLY PROVIDED IN THIS SECTION 7.

8.	Covenants of the Parties.

(a)Operations. From the date hereof until the Termination Date, the 4Front Parties shall continue to operate the Business consistent with past practices and in accordance with the terms and provisions of the MSA.

(b)Books and Records. All the books of account and other records of Premium relating to the Business and in the possession of the 4Front Parties will be delivered to Premium on or before the Termination Date.

(c)Bank Accounts. The Parties shall cooperate before and after the Termination Date to remove any 4Front Parties who are signatories to any bank accounts owned by Premium. With the exception of accounts at Bulldog Federal Credit Union, the 4Front Parties shall close any and all bank accounts that they have opened in the name of Premium within 5 business days of the Termination Date.

(d)Submission of New MSA to MMCC. Premium will submit the New MSA to the MMCC for approval within 3 business days of the Effective Date. Premium will work in good faith with the MMCC to obtain the MMCC Consent, and will provide such other information and make such updates to the New MSA, as are reasonably requested by the MMCC, to obtain the MMCC Consent.

(e)Notice of Developments. At any time prior to the Termination Date, the 4Front Parties, on the one hand, and the Premium Parties, on the other hand, shall notify the other Parties in writing of any events, circumstances, facts and occurrences arising subsequent to the Effective Date which would result in a breach of a representation, warranty or covenant of the 4Front Parties (in the case of the 4Front Parties) or the Premium Parties (in the case of the Premium Parties) in this Termination Agreement.

(f)	Transition Matters.

(i)The Parties agree that all of the employees of Premium will be permitted to remain employees of Premium after the Termination Date, except for the current general manager who is seconded from another dispensary managed by the 4Front Parties. It is understood that the 4Front Parties have no responsibility for or obligation to such employees after the Termination Date.

(ii)Prior to the Termination Date, certain employees of Premium participated in certain benefit plans sponsored by the 4Front Parties. It is the expectation of the Parties that ManagerCo will put in effect new benefit plans sponsored by it by the first day of the month following the Termination Date; provided, that if requested by Premium or ManagerCo, the 4Front Parties will allow such employees to continue to participate in the 4Front Parties’ sponsored plans for another month so long as Premium or ManagerCo reimburses the 4Front Parties for the cost of such employees’ continued participation.

(iii)The 4Front Parties agree that the standard operating procedures previously approved by the MMCC and in effect at the Dispensary (the “SOPs”) will remain with Premium. The 4Front Parties agree to deliver the SOPs to Premium following the submission of the New MSA to the MMCC.`

(iv)The Parties anticipate that ManagerCo will use at the Dispensary the same Point of Sale software (the “POS Software”), LeafLogix, as the 4Front Parties have used in Maryland. The Parties agree to work together to segregate all information and data related to the Dispensary’s customers, historical transactions, and inventory and export the same on the Termination Date or on the day following the Termination Date.

(g)Cooperation on Tax Matters. The 4Front Parties and the Premium Parties acknowledge that SSCG has filed a consolidated tax return for it and Premium and that all net income (and corresponding liability for income Taxes arising therefrom) of Premium up to and including the Termination Date shall be allocated between them in proportion to their ownership of SSCG. As a result, the 4Front Parties further agree to provide the owners of Bayside with all relevant information relating to their tax liability resulting from Premium up to and including the Termination Date and shall distribute to the owners of Bayside all accrued Taxes through the Termination Date within 45 days of the Termination Date. Each Party acknowledges that it has relied on its own Tax advisors in evaluating its respective Tax consequences of entering into this Agreement, and no Party is relying on any other Party for Tax advice related to this Agreement.

(h)Updated Financial Information. Contemporaneously with the delivery of the Working Capital Certificate, the 4Front Parties will deliver to Premium Financial Statements for Premium through the Termination Date.

(i)Financing Statements. Effective upon the Termination Date, SSCG authorizes Premium to prepare and file and/or record, as applicable, a termination of the UCC financing statement no. 171023-1639000.

(j)Further Assurances. Subject to the terms and conditions hereof, each of the Parties hereto shall use commercially reasonable efforts (without further consideration being payable) to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and give effect to the transactions contemplated hereby. Each of the Parties further agrees that any document delivery pursuant to this Termination Agreement that is delivered undated may be dated as of the Termination Date by the Escrow Agent without any further consent or action on the part of the Parties or persons signatory thereto.

9.Mutual Release. In consideration of the covenants, agreements, and undertakings of the Parties under this Termination Agreement, each Party, on behalf of itself and its respective present and former parents, subsidiaries, affiliates, officers, managers, directors, shareholders, members, successors, and assigns (collectively, “Releasors”) hereby releases, waives, and forever discharges each other Party and its respective present and former, direct and indirect, parents, subsidiaries, affiliates, employees, officers, directors, shareholders, members, agents, and permitted successors and permitted assigns (collectively, “Releasees”) of and from any and all Claims, which any of such Releasors ever had, now have, or hereafter can, shall, or may have against any of such Releasees for, upon, or by reason of any matter, cause, or thing whatsoever from the beginning of time through the Effective Date arising out of or relating to the Agreements, and, upon the sale of the Notes to ManagerCo, the Loan Documents, or otherwise relating to their business relationship prior to the Effective Date, except for any Claims relating to rights and obligations preserved by, created by, or otherwise arising out of this Termination Agreement.

10.	Indemnification.

(a)Indemnification Obligation. Each Party (as “Indemnifying Party”) shall defend, indemnify and hold harmless the other Parties, and its officers, directors, employees, agents, affiliates, permitted successors and assigns (each, an “Indemnified Party”), against any and all Losses, to the extent arising out of or resulting from any claim of a third party or Party alleging: (i) a breach by Indemnifying Party of any representation, warranty, covenant, or other obligations set forth in this Termination Agreement; or (ii) gross negligence or willful misconduct of an Indemnifying Party in connection with the performance of its obligations under this Termination Agreement.

(b)Procedure. An Indemnified Party seeking indemnification under this Section 10 shall give the Indemnifying Party: (i) prompt Notice (as defined below) of the relevant claim; provided, however, that failure to provide such notice shall not relieve the Indemnifying Party from its liability or obligation hereunder except to the extent of any material prejudice directly resulting from such failure; and (ii) reasonable cooperation in the defense of such claim. The Indemnifying Party shall have the right to control the defense and settlement of any such claim; provided, however, that the Indemnifying Party shall not, without the prior written approval of the Indemnified Party, settle or dispose of any claims in a manner that affects the Indemnified Party's rights or interests. The Indemnified Party shall have the right to participate in the defense at its own expense.

(c)Survival. The representations and warranties made by the Parties in this Termination Agreement shall survive the Termination Date and continue in full force and effect for a period of twelve (12) months from and after the Termination Date; provided, however, the representations and warranties set forth in Section 6 shall survive indefinitely. Upon expiration of the representation and warranty limitation periods set forth herein, such representations and warranties shall cease to be of any further force or effect. No such expiration shall affect the rights of a Party hereto in respect of a Claim made by such Party in writing received by another Party prior to the expiration of any such period until finally resolved.

(d)	Limitations.

(i)The aggregate amount of all Losses for which any 4Front Party shall be liable pursuant to Section 10(a) shall not exceed $600,000.00 (the “Cap”); provided, however, that the Cap shall not apply to any Losses arising from any claims based on a breach of a representation in Section 6 of this Termination Agreement or any claim based on the fraud or intentional misrepresentation of any 4Front Party. Notwithstanding the foregoing, the 4Front Parties will not have any liability under this Termination Agreement in excess of the total amount of the Notes Repayment Amount.

(ii)The 4Front Parties shall have no liability in respect of their indemnification obligations under Section 10(a), and there shall be no claim for indemnification asserted by any Indemnified Party against a 4Front Party pursuant to Section 10(a), until the aggregate amount of Losses exceeds $20,000 (the “Deductible”). Once the aggregate amount of Losses exceeds the Deductible, the 4Front Parties shall be jointly and severally liable for all such Losses, subject to the limitation set forth in Section 10(d)(i). The Deductible shall not apply to any Losses arising from any claims based on a breach of Section 6 of this Termination Agreement, or any claim based on the fraud or intentional misrepresentation of any 4Front Party.

(iii)Losses will be calculated net of actual recoveries under insurance policies. Each Indemnified Party recognizes that it has a common law obligation to mitigate the Losses for which it is entitled to seek indemnification under this Section 10.

(iv)No Party shall be liable to any other Party for (a) punitive or exemplary damages (b) any loss of profits arising out of or resulting from an anticipated, expected, projected or actual increase in profits after the Termination Date as compared to the historical profits of Premium before the Termination Date; and (c) Losses that are not, as of the date of this Termination Agreement, the probable and reasonably foreseeable result of (i) an inaccuracy or breach by a Party of its representations and warranties under this Termination Agreement or (ii) the other matters giving rise to a claim for indemnification under this Termination Agreement, except in each case to the extent that any such Losses are required to be paid to a third party pursuant to a third party claim.

(e)Entire Liability. THIS SECTION 10 SETS FORTH THE ENTIRE LIABILITY AND OBLIGATION OF EACH INDEMNIFYING PARTY AND THE SOLE AND EXCLUSIVE REMEDY OF EACH INDEMNIFIED PARTY FOR ANY DAMAGES COVERED BY THIS SECTION 10.

11.Confidentiality. Subject to the terms and conditions of Section 12(a), each Party acknowledges the confidential nature of the terms and conditions of this Termination Agreement and the Premium customer list and transaction data (collectively, the “Confidential Information”) and agrees that it shall not (a) disclose any of such Confidential Information to any person or entity, except to such Party’s employees, advisors and other representatives who need to know the Confidential Information to assist such Party, or act on its behalf, to exercise its rights or perform its obligations under this Termination Agreement, or (b) use the Confidential Information, or permit it to be accessed or used, for any purpose other than to exercise its rights or perform its obligations under this Termination Agreement. Each Party shall be responsible for any breach of this Section 11 caused by any of its affiliates, employees, advisors, or other representatives. Notwithstanding the foregoing, if any Confidential Information is permissibly disclosed pursuant to Section 12(a), such information will no longer be deemed “Confidential Information” for the purposes of this Section 11.

12.	Publicity and Announcements.

(a)Public Announcements. No Party shall (orally or in writing) publicly disclose or issue any press release or make any other public statement, or otherwise communicate with the media, concerning the existence of this Termination Agreement or the subject matter hereof, without the prior written approval of the other Party (which shall not be unreasonably withheld or delayed), except to the extent that such Party (based upon the reasonable advice of counsel) is required to make any public disclosure or filing with respect to the subject matter of this Termination Agreement (i) by applicable law, or (ii) pursuant to any rules or regulations of any securities exchange of which the securities of such Party or any of its affiliates are listed or traded.

(b)Non-Disparagement. No Party shall make, publish, or communicate to any person or entity or in any public forum any comments or statements (written or oral) that denigrate or disparage, or are detrimental to, the reputation or stature of the other Party or Parties or its businesses, or any of its employees, managers, directors and officers.

13.	Termination. The Parties may terminate this Termination Agreement as provided below:

(a)Mutual Agreement.The Parties may terminate this Termination Agreement by mutual written consent at any time prior to the Termination Date.

(b)Prohibited Transaction. The Premium Parties, on the one hand, or the 4Front Parties, on the other hand, may terminate this Termination Agreement in the event that (i) there shall be any law that makes consummation of the transactions contemplated by this Termination Agreement illegal or otherwise prohibited, or (ii) any governmental body shall have issued an order restraining or enjoining the transactions contemplated by this Termination Agreement, and such order shall have become final and non-appealable.

(c)Passage of Time. The 4Front Parties may terminate this Termination Agreement by delivering a Notice to Premium if the MMCC Consent has not been obtained within 60 days of the Effective Date; provided, however, that Premium may extend such 60-day period for up to two additional 30-day periods, in each case, by paying, by wire transfer, $50,000.00 (each, an “Extension Payment”) to an account directed by the 4Front Parties in writing. For the avoidance of doubt, each Extension Payment, if any, shall be credited against the Notes Repayment Amount. Unless the Parties mutually agree otherwise, this Termination Agreement will terminate by its own terms, without any further action required by any Party, on the 121st day after the date on which the New MSA is submitted to the MMCC, if the MMCC Consent has not been received prior to such date.

(d)Effect of Termination. If this Termination Agreement is terminated prior to the Termination Date for any reason, all rights and obligations of the Parties hereunder shall terminate without any liability of any Party to any other Party except for any liability arising related to a Party’s intentional breach or violation of this Termination Agreement.

14.	Miscellaneous.

(a)Notices. All Notices must be in writing and addressed to the relevant Party at the address set forth on the signature of this Termination Agreement (or to such other address that may be designated by the receiving Party(ies) from time to time in accordance with this Section 14(a)). All Notices must be delivered by personal delivery, nationally recognized overnight courier (with all fees pre-paid), or certified or registered mail (in each case, return receipt requested, postage prepaid). A Notice is effective only (i) upon receipt by the receiving Party and (ii) if the Party giving the Notice has complied with the requirements of this Section 14(a).

(b)Governing Law and Jurisdiction. This Agreement will be deemed to have been made in, and will be construed and governed by, the laws of the State of Maryland. Subject to Section 14(c) below, any action to enforce this Agreement will be brought in the state courts located in Baltimore, Maryland. Each party hereby irrevocably consents and submits to the personal jurisdiction of such courts.

(c)Arbitration, Attorneys’ Fees. Except as otherwise provided to the contrary in this Agreement, any controversy or Claim arising out of, or relating to, this Agreement or breach of this Agreement, will be settled by arbitration using the rules of the American Arbitration Association with one (1) arbitrator selected by the mutual agreement of the Parties, the venue for which will be in Baltimore, Maryland. The arbitration judgment will be final and binding upon the Parties and may be entered in any court having the requisite jurisdiction. Except as otherwise set forth to the contrary in this Agreement, should an action, including arbitration, be brought by a Party to enforce any provision of this

Agreement, then the prevailing Party will be entitled to its costs and reasonable attorneys’ fees incurred in connection with such action.

(d)Amendment. This Termination Agreement and each of the terms and provisions hereof may only be amended, modified, waived, or supplemented by an agreement in writing signed by each Party.

(e)Assignment. No Party may assign, transfer, or delegate any or all of its rights or obligations under this Termination Agreement without the prior written consent of the other Parties; provided, however, that any Party may assign this Termination Agreement to an heir or a successor-in-interest by consolidation, merger, or operation of law or to a purchaser of all or substantially all of the Party’s assets. No assignment will relieve the assigning Party of any of its obligations hereunder. Any attempted assignment, transfer, or other conveyance in violation of the foregoing will be null and void. This Termination Agreement will inure to the benefit of and be binding upon each of the Parties and each of their respective permitted successors and permitted assigns.

(f)Construction. The Parties drafted this Termination Agreement without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

(g)Severability. If any term or provision of this Termination Agreement is invalid, illegal, or unenforceable in any jurisdiction, such invalidity, illegality, or unenforceability shall not affect any other term or provision of this Termination Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

(h)Further Assurances. Each of the Parties shall, and shall cause its respective affiliates to, from time to time at the request of any other Party, furnish the requesting Party such further information or assurances, execute and deliver such additional documents, instruments and conveyances, and take such other actions and do such other things, as may be reasonably necessary or appropriate to carry out the provisions of this Termination Agreement and give effect to the transactions contemplated hereby.

(i)Equitable Remedies. Each Party acknowledges and agrees that (i) a breach or threatened breach by such Party of any of its obligations under this Termination Agreement would give rise to irreparable harm to the other Party or Parties for which monetary damages would not be an adequate remedy and (ii) in the event of a breach or a threatened breach by such Party of any such obligations, the other Party or Parties will, in addition to any and all other rights and remedies that may be available to such Party or Parties at law, in equity or otherwise in respect of such breach, be entitled to equitable relief, including a temporary restraining order, an injunction, specific performance and any other relief that may be available from a court of competent jurisdiction, without any requirement to post a bond or other security, and without any requirement to prove actual damages or that monetary damages will not afford an adequate remedy. Each Party agrees that it shall not oppose or otherwise challenge the appropriateness of equitable relief or the entry by a court of competent jurisdiction of an order granting equitable relief, in either case, consistent with the terms of this Section 14(i).

(j)Entire Agreement. This Termination Agreement (including its exhibits) constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter.

(k)Third-Party Beneficiaries. Except as expressly set forth in the second sentence of this Section 14(k), this Termination Agreement benefits solely the Parties hereto and their respective permitted successors and permitted assigns, and nothing in this Termination Agreement, express or implied, confers on any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Termination Agreement. The Parties hereby designate all Releasees and Indemnified Parties as third-party beneficiaries of Sections 7 and 10, respectively, having the right to enforce such Sections.

(l)Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which is deemed an original, but all of which constitutes one and the same agreement. Delivery of an executed counterpart of this Termination Agreement electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Termination Agreement.

(m)Expenses. The Premium Parties will bear all of 4Front Parties’ reasonable attorney’s fees incurred in connection with the negotiation of this Termination Agreement up to an aggregate amount of $20,000.00 (the “Expenses Cap”). As of the date hereof, the Premium Parties have made two separate deposits with Saul Ewing Arnstein & Lehr, LP (the 4Front Parties’ counsel) in the aggregate of $6,000.00 to cover such costs. If the 4Front Parties incur less than $6,000.00 in connection with the negotiation of this Termination Agreement as of the Termination Date, the 4Front Parties will return the difference to the Premium Parties on the Termination Date. If the 4Front Parties incur more than $6,000.00 in connection with this Termination Agreement as of the Termination Date, upon delivery to the Premium Parties of invoices substantiating such fees, the Premium Parties will pay the difference to the 4Front Parties (or as they direct) on the Termination Date up to the Expenses Cap.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first above written.

PREMIUM MEDICINE OF MARYLAND, LLC

By: /s/ Eric Steenstra

Name: Eric Steenstra

Title: Managing Member

Address: 1749 Algonquin Road

Frederick, Maryland 21701

SILVER SPRING CONSULTING GROUP, LLC

By:

Name: Kris Krane

Title: Manager

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

4FRONT VENTURES CORP.

By:

Name: Joshua N. Rosen Title: Executive Chairman

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

4FRONT ADVISORS, LLC

By:

Name: Joshua N. Rosen

Title: Manager

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

Termination Agreement Signature Page

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first above written.

PREMIUM MEDICINE OF MARYLAND, LLC

By:

Name: Eric Steenstra

Title: Managing Member

Address: 1749 Algonquin Road

Frederick, Maryland 21701

SILVER SPRING CONSULTING GROUP, LLC

By: /s/ Kris Krane

Name: Kris Krane

Title: Manager

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

4FRONT VENTURES CORP.

By:/s/ Joshua N. Rosen

Name: Joshua N. Rosen

Title: Executive Chairman

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

4FRONT ADVISORS, LLC

By: /s/ Joshua N. Rosen

Name: Joshua N. Rosen

Title: Manager

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

Termination Agreement Signature Page

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first above written.

4FRONT PM INVESTOCO, LLC

By:/s/ Kris Krane

Name: Kris Krane

Title: Manager

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

BAYSIDE PARTNERS, LLC

By:

Name: Eric Steenstra

Title: Managing Member

Address: 1749 Algonquin Road

Frederick, Maryland 21701

Eric Steenstra

Address: 1749 Algonquin Road

Frederick, Maryland 21701

Dawn Steenstra

Address: 1749 Algonquin Road

Frederick, Maryland 21701

Termination Agreement Signature Page

IN WITNESS WHEREOF, the Parties have executed this Termination Agreement as of the date first above written.

4FRONT PM INVESTOCO, LLC

By:

Name: Kris Krane

Title: Manager

Address: 5060 N. 40th Street, Ste 120 Phoenix, AZ 85018

BAYSIDE PARTNERS, LLC

By: /s/ Eric Steenstra

Name: Eric Steenstra

Title: Managing Member

Address: 1749 Algonquin Road

Frederick, Maryland 21701

/s/ Eric Steenstra

Address: 1749 Algonquin Road

Frederick, Maryland 21701

/s/ Dawn Steenstra

Address: 1749 Algonquin Road

Frederick, Maryland 21701

Termination Agreement Signature Page

EXHIBIT A FORM OF NEW MSA

[ATTACHED]

Exhibit A to Termination Agreement

MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (this “Agreement”) is entered into as of August    , 2020, by and among, anlimited liability company qualified to conduct business in Maryland (the “Manager”), and PREMIUM MEDICINE OF MARYLAND, LLC, a Maryland limited liability company (the “Company” and together with Manager, the “Parties”).

WHEREAS, the Company is engaged in the operation of a medical cannabis dispensary (the “Business”), for which it has been issued that certain dispensary license #D-18-00044 (the “License”) to purchase, package, and sell medical cannabis and its derivatives by the Maryland Medical Cannabis Commission (the “MMCC”);

WHEREAS, in furtherance of the foregoing, the Company desires to engage Manager to provide the Management Services, and Manager is willing to provide such Management Services, subject to the terms and conditions set forth in this Agreement; and

WHEREAS, the Parties intend to submit this Agreement to the MMCC for approval in compliance with existing rules and regulations of the MMCC and the State of Maryland. This Agreement shall become effective only upon the approval of this Agreement by the MMCC under applicable laws and regulations. The date of such approval or deemed approval is referred to herein as the “Effective Date”.

NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

1.	Appointment of Manager; Obligations of the Parties.

1.1The Company hereby engages Manager to provide the Management Services to it as an independent contractor, and Manager hereby accepts such engagement subject to the terms and conditions set forth in this Agreement.

1.2Manager agrees to undertake in good faith all commercially reasonable steps prudent or necessary to render the Management Services in a professional and workmanlike manner and in accordance with generally recognized industry standards for similar services. Manager shall retain sole and absolute discretion to select the employees and/or independent contractors (collectively, the “Manager Representatives”) who will perform the Management Services. The Parties acknowledge and agree that the Manager Representatives may include affiliates of Manager and/or their respective employees and/or independent contractors.

1.3The Company and its directors and officers agree to cooperate in good faith with Manager in furtherance of Manager’s performance of the Management Services.

1.4The Company shall not take any action in respect of the matters covered by the Management Services, other than at, and in accordance with, the direction of the Manager.

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1.5Subject to Applicable Law, the Company shall take all corporate action as is necessary and fully cooperate with Manager to (i) add Manager’s designee as a required signatory to any and all Company bank accounts relating to the Business and remove any existing signatories in Manager’s discretion, and (ii) enable the Manager to establish, maintain, and administer bank accounts, for which its designee will be the signatory, for funds relating to the Business. Notwithstanding the foregoing, the Parties acknowledge that subject to the terms of this Agreement, the Company will retain sufficient financial control of the Business.

1.6Notwithstanding anything to the contrary in this Agreement, Manager’s obligation to perform services pursuant to this Agreement is limited to the performance of the Management Services, and the performance by Manager of additional services in furtherance of this Agreement will not obligate Manager to continue the performance of such additional services or otherwise render any services pursuant to this Agreement other than the Management Services; provided, however, that the Parties may, in Manager’s discretion, update Schedule A and/or Schedule B from time to time during the Term (as defined below) to, among other things, revise:

(i) the list and scope of Management Services provided by Manager; and/or (ii) the Service Fees payable by the Company pursuant to this Agreement; provided such Services and Fees shall only relate to the Business and not to any Excluded Businesses (as defined herein).

1.7The Parties shall meet and confer on a periodic basis, upon Manager’s request, to review the terms and conditions of this Agreement (including, without limitation, the list and scope of Management Services provided by Manager and the Service Fees payable by the Company pursuant to this Agreement) for purposes of identifying any amendments or modifications to such terms or conditions that may be necessary or desirable for purposes of giving continued effect, to the fullest extent practicable, to the Parties’ mutual intent for the arrangement contemplated by this Agreement. The Parties acknowledge and agree that such amendments or modifications may be necessary or desirable due to, among other things, changes in applicable federal, state or local laws, regulations, tax policies, general economic conditions, or other relevant facts and circumstances. Company shall: (i) consider in good faith any such amendments or modifications that may be requested or proposed by Manager from time to time during the Term; and (ii) not unreasonably withhold, condition or delay its consent to any such amendment or modification.

1.8Manager shall devote to the Company such time and effort as reasonably required for the proper performance of the Management Services. Manager, its members, managers and/or each of their respective affiliates, may engage in other business ventures of any nature and description independently or with others.

2.	Compensation for Management Services.

2.1As compensation for the Management Services, the Company shall pay to Manager and/or its designees, as determined by Manager in its sole discretion, the Service Fee, in the amount(s) set forth on Schedule B (as the same may be updated from time to time) in accordance with the terms and conditions set forth therein. Without limiting the generality of the foregoing, the Company shall promptly reimburse Manager for any cost recovery fees or expenses payable to Manager’s affiliates or subcontractors if the efforts required of any such party to support the Management Services exceed the scope contemplated by Manager as of the Effective Date.

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2.2Costs and Expenses. Manager shall be responsible for all costs and expenses necessary to operate and manage the Business and perform the Management Services as outlined in Schedule A, including, without limitation, all materials, inventory, equipment, vehicles, phones, computers and labor, including, without limitation, all wages, benefits (if any), taxes, withholding, workers’ compensation insurance, payroll processing, uniforms, tools, training and education, and all other employee-related costs. Nothing contained herein shall be construed to be profit sharing or providing the Manager an ownership interest in the Company or any other beneficial interest which would violate the Company’s obligations under applicable laws and/or the License. Nothing contained herein shall create, contemplate, or permit recourse against the individual member(s) of the Company for Management Services except as described in Schedule A.

2.3Advancement Not Required. For clarity purposes, the Parties acknowledge and agree that the Company and its members, directors and officers shall not be required hereunder to advance or provide any funds whatsoever to pay the costs and expenses of providing the Management Services including, without limitation, any sums for the rentals or leases of property, taxes, or losses, if any, of the Company’s business; and that Manager shall be required to advance such funds on an as needed basis, as determined by Manager in its sole discretion, from time to time and shall reimburse itself, as aforesaid, solely from the Service Fee. Additionally, the Parties acknowledge and agree that Manager has incurred, and during the Term shall continue to incur, the commercially reasonable costs and expenses (of a capital nature or otherwise) of expanding, upgrading, or further developing the Business, and the operations and/or equipment therein, and that all of such costs and expenses shall be governed by the preceding sentence.

2.4Books and Records. Manager shall maintain and keep on behalf of the Company books of accounts and such other records as are necessary to reflect the results of the Business’ operations and the accurate and timely calculation and payment of amounts owed under this Agreement. The Company shall have the right to review or audit all records kept by Manager for the Company regarding the operations of the Business. Any such review or audit shall be performed during normal hours of operation for the Business upon advanced written notice and without disruption to the business operations of Manager. Each Party will assist and fully cooperate with the other Party in providing access to the necessary data within its possession or control in order to perform any such review or audit.

3.	Term and Termination.

3.1Subject to Section 3.2, the term of this Agreement (the “Term”) shall commence on the Effective Date, and shall continue for an initial term of six (6) years and shall automatically renew for an additional six (6) years unless the Manager notifies the Company at least sixty (60) days prior to the end of the initial term. This Agreement may be terminated sooner upon: (i) the Parties’ mutual written agreement; (ii) the occurrence of an Event of Default under that certain Membership Interest Pledge and Security Agreement (the “Security Agreement”) of even date herewith by and between the Parties and affiliates thereof (as Event of Default is defined in the Security Agreement); or (iii) by Manager, effective immediately upon written notice to the Company, if there is any change in the status of the License, or any law, rule, regulation and/or ordinance that prohibits, prevents or jeopardizes the Company’s ability to operate the Business;

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provided that the Manager shall have the right to seek amendment to this Agreement and/or the Parties’ relationship in a manner that brings this Agreement into compliance with applicable laws, rules and regulations and that is consistent with the Parties’ intentions in entering into this Agreement and any other agreements between the Parties and their respective affiliates.

3.2Notwithstanding the foregoing, the end of the Term shall not relieve: (i) the Company from its payment obligations pursuant to Section 2 for Management Services performed or reimbursable expenses incurred by Manager prior to the end of the Term; (ii) any Party for its actions prior to the end of the Term; (iii) any Party of its confidentiality obligations under Section 7.1; or (iv) any Party from any liability for damages allowed under this Agreement or at law which are incurred by reason of any breach of this Agreement prior to the end of the Term, to the extent provided in this Agreement.

4.	Proprietary Information.

4.1All intellectual property rights, including, without limitation, copyrights, patents, patent disclosures and inventions (whether patentable or not), trademarks, service marks, trade secrets, know-how and other confidential information, trade dress, trade names, logos, corporate names and domain names, together with all of the goodwill associated therewith, derivative works and all other rights (collectively, “Intellectual Property Rights”) in and to all licensed property, documents, work product and other materials that are delivered to the Company under this Agreement or created, conceived, invented, developed, or prepared by or on behalf of Manager in the course of performing the Management Services (collectively, the “Deliverables”) shall be owned by Manager.

4.2Manager is not granting and will not grant in the future, and the Company has not or will not have in the future, any rights whatsoever to: (i) receive or utilize any confidential or proprietary intellectual property or other information of Manager; (ii) use the Deliverables for any purpose; (iii) except as otherwise expressly provided herein, disclose to, sublicense to or otherwise allow others to use the Deliverables or the underlying Intellectual Property Rights; or

(iv) create, reverse engineer or use any derivative works or other property from any aspect of the Deliverables or the underlying Intellectual Property Rights.

5.Representations and Warranties of Manager. Manager represents and warrants to the Company, with the understanding that Company is relying upon such representations and warranties, that: (a) subject to the MMCC’s approval of this Agreement, Manager has the full right, power and authority to enter into this Agreement and to perform fully all of its obligations under this Agreement; (b) the execution of this Agreement by Manager’s representative whose signature is set forth at the end hereof has been duly authorized by all necessary action; (c) entering into this Agreement and Manager’s performance of the Management Services do not and will not conflict with or result in any breach or default under any other agreement to which Manager is subject; (d) Manager will take all steps to procure or maintain all necessary approvals, licenses, permits, or other authorizations to operate the Business (collectively, the “Regulatory Requirements”), or cooperate with respect to the Company’s efforts to procure or maintain the same in a timely fashion, (e) Manager will fully cooperate with the Company in all aspects of the provision of the Management Services; and (f) Manager has the required skill, experience, resources, capital, and qualifications to perform the Management Services. MANAGEMENT COMPANY MAKES NO

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REPRESENTATIONS OR WARRANTIES EXCEPT FOR THOSE PROVIDED IN THIS SECTION 5. ALL OTHER WARRANTIES, EXPRESS AND IMPLIED, ARE EXPRESSLY DISCLAIMED.

6.	Representations and Warranties the Company; Restrictive Covenants.

6.1The Company represents and warrants to Manager that: (a) subject to the MMCC’s approval of this Agreement, Company has the full right, power and authority to enter into this Agreement and to perform its obligations hereunder; (b) the execution of this Agreement by Company’s representative whose signature is set forth at the end hereof has been duly authorized by all necessary action; (c) entering into this Agreement, the Company’s performance hereunder does not and will not conflict with or result in any breach or default under any other agreement to which the Company is subject; (d) the Company has acted in compliance with all applicable state, local and federal laws, rules, regulations, ordinances, guidelines and interpretations relating to its Business and the License through the Effective Date of this Agreement and will continue to act in compliance through the duration of this Agreement; (e) it will take all steps to procure or maintain all Regulatory Requirements, or cooperate with respect to the Manager’s efforts to procure or maintain the same in a timely fashion, and (f) it will fully cooperate with the Manager in all aspects of the provision of the Management Services;

6.2From the date on which this Agreement is executed by the Parties hereto through the end of the Term:

(a)the Company shall not, directly or indirectly (including, without limitation, through its affiliates, members, shareholders, directors, managers, or other agents), cause or permit the Company to, enter into any agreement, whether verbal or written, with any individual, corporation, limited liability company, partnership, proprietorship, firm, joint venture, trust, or unincorporated, association or business entity of any kind (collectively, a “Person”), to procure any services or any deliverables from such Person that are in any way similar to or like the Management Services, the Deliverables and/or any other services and/or deliverables contemplated to be rendered or furnished by Manager or its affiliates and subcontractors to the Company under this Agreement;

(b)The Company shall not directly or indirectly (including, without limitation, through its affiliates, members, shareholders, directors, managers, or other agents) enter into any contract, agreement or arrangement with any Person which purports to relate to the operation, management or governance of the Company’s dispensary business in the State of Maryland.

For the avoidance of doubt, nothing in this Section 6.2 shall be interpreted or construed to limit the ability of Manager or its affiliates and/or subcontractors to engage in the activities described herein.

6.3The Company acknowledges and agrees that the restrictive covenants set forth in Section 6.2 above are supported by good and adequate consideration, and that such covenants are reasonable and necessary to protect the legitimate business interests of Manager and its affiliates in connection with the transactions contemplated by this Agreement.

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7.	Miscellaneous Provisions.

7.1	Confidential Information.

(a)The Parties have entered into and will execute additional Confidentiality Agreements upon the execution of documents ratifying this Agreement upon MMCC approval of this Agreement. Said Confidentiality Agreements are an integral part of this Agreement and are incorporated by reference herein.

(b)For purposes of this Section 7.1, “Confidential Information” means all non-public, proprietary and/or confidential information of Disclosing Party, in oral, visual, written, electronic or other tangible or intangible form, whether or not marked or designated as “confidential,” and all notes, analyses, summaries and other materials prepared by Recipient or any of its Representatives that contain, are based on or otherwise reflect, to any degree, any of the foregoing (“Notes”); provided, however, that Confidential Information does not include any information that: (A) is or becomes generally available to the public other than as a result of Recipient’s or its Representatives’ breach of this Agreement; (B) is obtained by Recipient or its Representatives on a non-confidential basis from a third-party that was not legally or contractually restricted from disclosing such information; (C) was in Recipient’s or its Representatives’ possession prior to Disclosing Party’s disclosure hereunder; or (D) was or is independently developed by Recipient or its Representatives without using any Confidential Information.

(c)If Recipient or any of its Representatives is required by applicable law or a valid legal order to disclose any Confidential Information, Recipient shall, as soon as reasonably possible, notify Disclosing Party of such requirements so that Disclosing Party may seek, at Disclosing Party’s expense, a protective order or other remedy, and Recipient shall reasonably assist Disclosing Party therewith. If Recipient remains legally compelled to make such disclosure, it shall: (A) only disclose that portion of the Confidential Information that it is required to disclose; and (B) use reasonable efforts to ensure that such Confidential Information is afforded confidential treatment.

7.2	Independent Contractor Relationship.

(a)Subject to the other provisions of this Agreement, Manager acknowledges and agrees that it alone is responsible for and will pay: (i) all gross wages and salaries relating to the Business; (ii) associated federal, state and local payroll taxes, including, without limitation, any sales and use taxes on wages and benefits relating to the Business; (iii) fringe benefits relating to the Business; (iv) Social Security relating to the Business; (v) workers’ compensation insurance relating to the Business; and (vi) any other direct payroll costs related to or associated with the employment or engagement of the Manager Representatives (other than such Manager Representatives that are independent contractors or subcontractors) during the Term, and Manager will timely pay such amounts directly to the Manager Representatives (other than such Manager Representatives that are independent contractors or subcontractors) or the appropriate agency, division or department as applicable.

(b)During the Term, Manager shall maintain any required or desirable (in Manager’s sole discretion) employee healthcare benefits (medical and dental), life insurance,

6

long-term disability and accidental death and dismemberment insurance and provide eligible Manager Representatives (other than such Manager Representatives that are independent contractors or subcontractors) with such employee benefits and fringe benefits as authorized and provided pursuant to those benefit plans, programs and arrangements as are in effect from time to time.

(c)During the Term, Manager shall use commercially reasonable efforts to obtain and maintain such commercial general liability insurance (and administration of all aspects relating to such insurance) and other insurance coverages in such amounts as are customary for similarly situated businesses in connection with the operation of the Business and the performance of the Management Services under this Agreement, but in any event such insurance coverages and in such amounts as is required under that certain Lease Agreement, dated July 22, 2017, by and between the Company, as tenant, and Heller Brother Realty, LLC, as landlord.

(d)Manager shall maintain workers’ compensation coverage (and administration of such coverage) related to or associated with the employment of the Manager Representatives during the Term in such amounts as is required by applicable law.

(e)For purposes of federal and state employee income and related tax filings (such as the reporting of amounts withheld from wages for income and employment taxes), Manager shall accurately report and remit such taxes to federal and state authorities as are due and payable for the Manager Representatives (other than such Manager Representatives that are independent contractors or subcontractors). All compensation paid during the Term by the Manager shall be reported, and related taxes remitted, to the tax authorities by Manager under its Federal Employer Identification Number.

(f)Nothing herein shall be construed to create a joint venture or partnership between the parties hereto or an ownership, agency or employee/employer relationship. The Manager shall be an independent contractor pursuant to this Agreement. The Manager and the Company further acknowledge and agree that the Company: (a) does not require the Manager to perform work exclusively for the Company; (b) does not provide the Manager with any business registrations or licenses, if any, required to perform the Services set forth in this Agreement; (c) does not provide tools to the Manager and the Manager shall provide all materials, equipment, vehicles, phones, computers and any other items necessary to provide the Management Services and carry out the terms of this Agreement; (d) has not established the specific methods of how the Manager should perform the Management Services pursuant to this Agreement; (e) does not dictate the time of performance of the Management Services except for general timelines, if any, as set forth in Exhibit A and as may be amended from time to time; (f) shall pay the Manager in the name appearing in this Agreement; and (g) will not combine business operations with the Manager and will continue to maintain its operations separate from those of the Manager.

7.3Costs and Expenses. Except as contemplated by Section 8.9 below, each Party shall bear its own costs and expenses in connection with the execution and delivery of this Agreement and the performance hereof.

7

7.4Third Parties. It is agreed that none of the obligations of any party will run to or be enforceable by any third party.

7.5Captions. The article, section and paragraph headings contained in this Agreement are for the convenience of reference only and are not intended to define, limit or describe the scope or intent of any provision of this Agreement.

7.6No Manager Ownership or Change of Control. In complete compliance with applicable law, nothing contained herein shall be construed to be an actual, effective, or deemed grant of ownership or any other beneficial interest in, or change in control over, the License to the Manager. Regardless of any other provision of this Agreement, nothing herein shall be deemed or construed as a transfer, assignment, sale, or conveyance of the License to Manager or any of the Manager’s successors, affiliates, agents, volunteers, employees, owners or contractors.

7.7Change of Control of Manager. The Manager will promptly notify the Company and the MMCC as soon as practicable prior to a change of ownership of fifty percent (50%) or more of the membership interests of the Manager, but in any event at least ten (10) business days prior to the effective date of any change of ownership.

7.8Amendment, Severability; Blue-Penciling. This Agreement cannot be changed or modified except by a writing signed by Manager and the Company; provided that the Company will not unreasonably withhold its consent to any change, amendment or modification proposed by the Manager. If any term, provision, or part of a provision of this Agreement is determined to be invalid or unenforceable by a court or arbitrator of competent jurisdiction, then Parties desire and agree that the remaining terms, provisions, and parts of a provision, as applicable, of this Agreement will nevertheless continue to be valid and enforceable. If any term, provision, or part of a provision of this Agreement is held by a court with competent jurisdiction to be unenforceable, or unreasonable, as to time, geographic area or business limitation, the parties hereto agree that such provisions shall be and are hereby reformed to the maximum time, geographic area and/or business limitation permitted by applicable law.

7.9Governing Law. This Agreement will be deemed to have been made in, and will be construed and governed by, the laws of the State of Maryland, without regard to principles of conflicts of laws that would direct the application of the laws of any other jurisdiction.

7.10WAIVER OF JURY TRIAL. EACH PARTY TO THIS AGREEMENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES THE RIGHT TO HAVE A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED ON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY DOCUMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT.

7.11Arbitration, Attorneys’ Fees. Any dispute, controversy or claim arising out of or relating to this Agreement or any of the transactions contemplated herein will be finally settled by binding arbitration in the State of Maryland in accordance with the then-current Commercial Arbitration Rules of the American Arbitration Association by one arbitrator appointed

8

in accordance with said rules. The arbitrator shall apply Maryland law to the resolution of any dispute, without reference to rules of conflicts of law or rules of statutory arbitration. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Notwithstanding the foregoing, the Parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, or to compel arbitration in accordance with this paragraph. The expenses of the arbitration, including the arbitrator’s fees and expert witness fees, incurred by the Parties to the arbitration, may be awarded to the prevailing Party, in the discretion of the arbitrator, or may be apportioned between the Parties in any manner deemed appropriate by the arbitrator. Unless and until the arbitrator decides that one Party is to pay for all (or a share) of such expenses, both parties shall share equally in the payment of the arbitrator’s fees as and when billed by the arbitrator. The term “prevailing party” means the party in whose favor final judgment by the arbitrator is rendered with respect to the dispute, controversy or claim asserted.

7.12Assignment. This Agreement may not be assigned by the Company without the prior written consent of Manager, which consent may be granted or withheld in the sole and absolute discretion of Manager. For the avoidance of doubt, subject to any required regulatory approval, Manager may freely assign this Agreement and its rights hereunder, including, without limitation, in connection with a sale of substantially all of Manager’s assets or membership interests to a third party. This Agreement will inure to the benefit of and be binding on the Parties, their respective heirs, legal representatives, successors and assigns.

7.13Time. Time is of the essence for this Agreement and each provision contained in this Agreement. Any extension of time granted for the performance of any obligation under this Agreement will not be considered an extension of time for the performance of any other obligation under this Agreement.

7.14Waiver. No waiver of any of the provisions of this Agreement will constitute a waiver of any other provision, whether or not similar, nor will any waiver be a continuing waiver except as expressly provided in this Agreement. No waiver will be binding unless executed by the Party in writing making the waiver. Any Party may waive any provision of this Agreement intended for its benefit; provided, however, such waiver is in writing and will in no way excuse any other party from the performance of any of its other obligations under this Agreement.

7.15Further Acts. Each Party to this Agreement agrees to perform any further acts and execute and deliver any documents that may be necessary or appropriate to fully carry out the provisions, intent, and purposes of this Agreement.

7.16Notices. Any notice by either Party to this Agreement to the other will be in writing and will be delivered by: (A) personal delivery; or (B) registered or certified mail with return receipt service; or (C) nationally recognized overnight delivery service, addressed as set forth under the signature of the recipient party on the signature page to this Agreement. Notices delivered by personal delivery will be deemed delivered on the date of delivery, and all other notices will be deemed delivered on the third (3rd) calendar day following the day of the first attempt to deliver, as reflected in the records of the postal or delivery service. Either Party may at any time change its address for notices by written notification to the other Parties in accordance with the provisions of this Section 7.16.

9

7.17Force Majeure. Manager shall not be liable or responsible to the Company, nor be deemed to have defaulted or breached this Agreement, for any failure or delay in fulfilling or performing any term of this Agreement when and to the extent such failure or delay is caused by or results from acts or circumstances beyond the reasonable control of Manager including, without limitation, acts of God, flood, fire, earthquake, explosion, governmental actions, war, invasion or hostilities (whether war is declared or not), terrorist threats or acts, riot, or other civil unrest, national emergency, revolution, insurrection, pandemic, epidemic, lock-outs, strikes or other labor disputes (whether or not relating to either party’s workforce), or restraints or delays affecting carriers or inability or delay in obtaining supplies of adequate or suitable materials, materials or telecommunication breakdown or power outage.

7.18Interpretation; Absence of Presumption. This Agreement will be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted. In the event an ambiguity or question of intent or interpretation arises under any provision of this Agreement, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of authoring any of the provisions of this Agreement. The Parties have been represented in the negotiations for and in the preparation of this Agreement by counsel of their own choosing or have had the opportunity to consult with counsel concerning the legal consequences of this Agreement; they have reviewed and understand the provisions of this Agreement; they have had this Agreement fully explained to them by their counsel or have had the opportunity to consult with counsel but declined to do so; and they are fully aware of and understand this Agreement’s contents and its legal effect and consequences. Each of the parties acknowledges it enters into this Agreement freely and voluntarily and is not acting under coercion, duress, economic compulsion, nor is entering into this Agreement because of any supposed disparity in bargaining power; rather, each Party is freely and voluntarily signing this Agreement for his or its own benefit.

7.19Counterparts. This Agreement may be executed in multiple counterparts and by facsimile signature, each of which shall be deemed an original and all of which together shall constitute a single instrument.

[Remainder of Page Intentionally Left Blank]

10

IN WITNESS WHEREOF, the parties have executed this Agreement (or caused this Agreement to be executed by their duly authorized representatives), effective as of the Effective Date.

MANAGER:

By:_

Email:

Address for Notice:

COMPANY:

PREMIUM MEDICINE OF MARYLAND, LLC

By:_ Name: Eric Steenstra, Managing Member

Email: ericsteenstra@gmail.com

Address for Notice:1749 Algonquin Road

Frederick, MD 21701

Management Services Agreement Signature Page

SCHEDULE A

Management Services Provided by Manager

The Management Services shall include, but not be limited to, the following services relating to the Business.

A.	Human Resources

1.	Hire, terminate and otherwise manage the employment of employees and engagement of independent contractors by the Company relating to the Business.

2.	Supervise all facility staff (including managerial and operational staff) on behalf of the Company relating to the Business.

3.

Oversee and disburse payroll for eligible employees of the Company relating to the Business out of the Company’s general funds, including, without limitation, preparing employee end-of-year tax documentation.

4.

Track and maintain employee benefits, including, without limitation, health insurance, paid time off/sick leave accrual, and retirement contributions, in respect of the Company relating to the Business.

B.	Administrative Management; Advisory; Branding

1.	Provide ongoing advice and support in maintaining state and local relations through proactive, transparent and consistent communications and outreach relating to the Business.

2.

Provide ongoing advice and support in soliciting patient feedback and generating information to educate patients on medical cannabis, medical cannabis products, appropriate use cases, as well as potential for misuse, relating to the Business.

3.

Provide or arrange for the provision of bookkeeping and accounting services required for the operation of the dispensary business, including, without limitation, the following: (a) the maintenance, custody and supervision of all business records, ledgers and reports; (b) the establishment, administration and implementation of accounting procedures, controls and systems; (c) the preparation of the financial and management reports; and (d) the implementation and management of computer-based management information systems.

4.	Provide ongoing advice and support in ensuring full compliance with all applicable tax rules, including Internal Revenue Code section 280E, relating to the Business.

5.	Prepare and file or cause to be filed all tax returns for the Company under Company’s supervision, and make any payments relating thereto, solely to the extent related to the Business.

Schedule A to Management Services Agreement Page A-1

6.	Prepare, file, or cause to be filed, and pay, or cause to be paid, any and all Maryland gross sales tax relating to the Business.

7.	Identify potential depository relationships to ensure safe cash protocols and secure back-office payment services, including for payroll and taxes, relating to the Business.

8.

Continuously evaluate insurance needs and obtain all necessary insurance coverages, negotiate with brokers and carriers, and purchase on behalf of the Business, the range of policies and coverages suitable for the Business, provided that such insurance shall include, at minimum, business liability, property casualty, and workers’ compensation insurance policies on all regular employees, in commercially reasonable amounts sufficient to cover any foreseeable civil claims, property damage, or personal injury and to replace the applicable assets of the Business, and that Manager and Company shall each be either the insured party or an additional named insured, as appropriate, under all such policies, and Manager shall provide Company with current copies of all such insurance documentation;

9.	Manage all brand development, advertising, and outreach to target markets relating to the Business.

10.

Manage and direct the: (i) defense of claims, actions, proceedings or investigations against either Company and/or any of its officers, directors, managers, members, or other employees in their capacity as such with respect to the cannabis dispensary business of the Company; and (ii) initiation and prosecution of claims, actions or proceedings brought by the Company against any person other than Manager and its affiliates, employees or representatives relating to the Business.

11.	Provide key advisory support services, on an as-needed basis, including corporate counsel, compliance, strategic and other advisory functions, relating to the Business.

12.	Supervise, direct, and control the development of name, logo and look-and-feel relating to the Business.

13.

Provide ongoing advice and support in strict and full adherence to all applicable state and local laws, regulations and ordinances, to ensure safety and business continuity for employees, patients and communities, relating to the Business.

14.	Manage the Company’s capital requirements, including incurring debt when reasonably necessary.

C.	Dispensary Management and Operations

1.	Oversee the dispensary facility and manage vendors.

Schedule A to Management Services Agreement Page A-2

2.	Source and order all furniture, fixtures and equipment and operating supplies and equipment on an ongoing basis with such costs paid for by the Manager.

3.	Arrange for utilities, janitorial and maintenance services to be provided for the Business.

4.	Engage necessary vendors to ensure compliance with all laws and regulations relating to the Business.

5.	Work with security vendors to install and/or maintain required security systems and protocols of the Business.

6.	Develop and implement manuals, standard operating procedures, and training materials, if necessary, relating to the Business.

7.	Coordinate and deliver cannabis products to requisite independent testing facilities and coordinate with the testing facilities regarding the products.

8.	Manage all inventory control procedures relating to the Business.

9.	Lead continuous improvement of all regulatory compliance efforts relating to the Business.

10.	Determine product mix, select vendor products, interface with suppliers, and set pricing for products at the Business.

11.	Provide ongoing advice on products, pricing, and operations at the Business.

12.	Select vendors and IT specialist to provide and maintain technology for compliance, efficiency and informed management decision-making relating to the Business.

13.	Manage the bank accounts of the Company, a list of which has been made available to the Manager, the opening and closing thereof, and the administration of funds therefrom.

14.

Arrange for the payment by Company of all costs and expenses attendant to the operations of the Business of the Company, including, without limitation, rent, utilities, and real estate property taxes (if applicable).

15.	Arrange for the financing of any capital needs and/or other improvements as may be necessary from time to time relating to the Business.

NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS SCHEDULE A OR ELSEHWERE IN THIS AGREEMENT, AND FOR THE AVOIDANCE OF DOUBT,

Schedule A to Management Services Agreement Page A-3

COMPANY AND MANAGEMENT COMPANY WILL COLLECTIVELY MAINTAIN JOINT RESPONSIBILITY, FOR THE FOLLOWING:

D.	License Maintenance

1.

Taking any and all actions necessary in furtherance of, in compliance with, or otherwise in any way related to any change whatsoever in any applicable state or local law, regulation, MMCC guidance or order relative to the procurement, entitlement, compliance, development, operation, or management of the Business that comes into being, occurs, accrues, becomes effective, or otherwise becomes applicable or required after the Effective Date;

2.

Preparing and filing as and when due or required all documents and compliance forms reasonably requested by Manager, whether or not they are required or requested by governmental authorities, including tax forms and documentation as it relates to the Business, and license renewal forms, and shall respond to such requests within three (3) days or otherwise as agreed by the Parties; and

3.	Refrain from engaging in acts or omissions which, by their nature, or given the passage of time, will or reasonably might result in the revocation and/or non-renewal of the License.

Schedule A to Management Services Agreement Page A-4

SCHEDULE B

Services Fees

In consideration for the Management Services, the Company shall pay the Manager a Service Fee (as described herein, the “Service Fee”) equal to the following, on a quarterly basis in arrears:

A.Fee Calculation Election The compensation for the Management Services to be provided hereunder shall be calculated either on a time and materials basis, or on the basis of Company’s Net Profit (as defined below), at the election of Manager. Prior to the first day of each calendar quarter, Manager shall deliver to Company a notice of election (the “Notice of Election”) detailing the manner in which the fees shall be calculated for the following calendar quarter, provided that such calculation is consistent with the provisions of this Schedule B. If Manager fails to provide a Notice of Election prior to any calendar quarter, the fees for the Management Services provided in such calendar quarter shall be calculated in the same manner as the fees were calculated for the prior calendar quarter. Notwithstanding the foregoing, if the MMCC or any other governmental or regulatory body indicates that payment for Management Services based on Net Profit is impermissible under the Maryland regulatory regime governing the activities described herein, then the fees shall be calculated on a time and materials basis unless and until payment of Net Profit is permitted under such regime.

B.Time and Materials If Manager elects (or the regulatory regime requires Manager) to charge Company on a time and materials basis, the Notice of Election shall include a list of rates for the various Management Services to be provided, the estimated costs of materials expected to be provided and the hourly rates for any Manager employees whose labor will be billed to Company at an hourly rate. The aforementioned rates and costs provided shall be reasonable for the industry and for the Management Services to be provided and shall be based on the actual costs of such time and materials to Manager, plus a standard mark-up not to exceed 35%.

C.	Net Profit

1.

If Manager elects to charge Company based on Net Profit, Company shall pay to Manager an amount equal to the gross revenue of Company for the applicable calendar quarter, less all salaries, operating expenses, taxes (including, without limitation, all sales, excise, gross receipts and other taxes attributable to Company and payable to any taxing authority having jurisdiction), interest, depreciation, chargebacks, returns, allowances, customer credits, bad debt and other reasonable third-party charges applicable to the conduct of Company’s business (as calculated the “Net Profit”). If Manager elects to be paid the Net Profit in exchange for the Management Services, all costs and expenses of Manager, including all costs and expenses (of a capital nature or otherwise) of expanding, upgrading, or further developing the facilities, operations or equipment of Company, shall be payable or reimbursable by Company to the Manager solely by the payment of the Net Profit. In providing the Management Services, all costs and expenses incurred by the Manager and paid to independent third parties for goods or services other than the Management Services shall be payable or reimbursable by Company at Manager’s actual out of pocket cost for each such item, to the extent

Schedule B to Management Services Agreement Page B-1

such payment is on commercially reasonable terms to an independent third party. Nothing contained herein shall be construed to be providing the Manager an ownership interest in Company or any other beneficial interest which would violate Company’s obligations under the Laws and/or Company’s good standing with the MMCC.

2.	The Service Fees to be paid by the Company to Manager may be increased or decreased by written agreement between Manager and the Company.

3.	Manager shall have full access to all books and records of the Company to verify its costs and sales and net revenue.

Schedule B to Management Services Agreement Page B-2

EXHIBIT B

RESIGNATION

To the Board of Managers of Premium Medicine of Maryland, LLC:

I hereby resign from all positions I hold with Premium Medicine of Maryland, LLC, a Maryland limited liability company (the “Company”) including as a Non-Member Manager and an officer of the Company effective on the date hereof.

Dated thisday of _2020.

Kris Krane

Exhibit B to Termination Agreement

EXHIBIT C

SATISFICATION AND RELEASE

SATISFACTION AND RELEASE OF PROMISSORY NOTES AND SECURITY INTERESTS

Witnesseth: That Silver Spring Consulting Group, LLC (“SSCG”), the owner and holder of various promissory notes and security agreements (collectively, the “Instruments”) issued or made by Premium Medicine of Maryland, LLC (the “Issuer”), Eric Steenstra, and Dawn Steenstra, f/k/a as Dawn Merrill including but not limited to:

1.	Promissory Note, dated October 20, 2017, in the principal amount of

$1,050,000.00 executed by Issuer in favor of SSCG.

2.Amended and Restated Secured Demand Note, dated June 30, 2020, in the principal amount of $1,399,323.95 executed by the Issuer in favor of SSCG.

3.Security Agreement, dated as of October 20, 2017, by Issuer in favor of SSCG as secured party.

4.Pledge Agreement, dated as of October 20, 2017, by and among Eric Steenstra and Dawn Steenstra (f/k/a Dawn Merrill), and SSCG.

Hereby acknowledges full release and satisfaction of said Instruments and agrees to surrender the same as cancelled.

In Witness Whereof, the said corporation has caused these presents to be executed in its name, and its corporate seal to be hereunto affixed, by its proper officer(s) thereunto duly authorized, on, 2020. Signed, sealed and delivered in our presence:

SILVER SPRING CONSULTING GROUP, LLC

By:

Name: Kris Krane

Title: Manager

Exhibit C to Termination Agreement

Schedule 7(b) Financial Statements See attached.

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

Jan 19

Feb 19

Mar 19

Apr 19

Ordinary Income/Expense Income

41000 ꞏ Mission Sales

47900 ꞏ Sales - Cannabis

47901 ꞏ Sales Cannabis	76,820.79	99,234.08	112,085.04	100,826.09
Total 47900 ꞏ Sales - Cannabis	76,820.79	99,234.08	112,085.04	100,826.09
47905 ꞏ Sales - Other Merchandise
47907 ꞏ Sales - Other Merchandise	1,620.00	1,326.00	885.00	1,055.50
Total 47905 ꞏ Sales - Other Merchandise	1,620.00	1,326.00	885.00	1,055.50
Total 41000 ꞏ Mission Sales	78,440.79	100,560.08	112,970.04	101,881.59
41500 ꞏ Mission Discounts
47908 ꞏ Discounts on Other Merchandise	-788.97	-653.67	-406.28	-493.32
41500 ꞏ Mission Discounts - Other	-9,760.11	-20,927.29	-27,929.18	-27,826.93
Total 41500 ꞏ Mission Discounts	-10,549.08	-21,580.96	-28,335.46	-28,320.25
Total Income	67,891.71	78,979.12	84,634.58	73,561.34
Cost of Goods Sold 51000 ꞏ Mission COGS
50100 ꞏ COGS - Cannabis	39,220.40	50,280.04	56,485.02	45,989.47
50200 ꞏ COGS - Other Merchandise	0.00	0.00	0.00	354.17
51000 ꞏ Mission COGS - Other	0.00	0.00	0.00	0.00
Total 51000 ꞏ Mission COGS	39,220.40	50,280.04	56,485.02	46,343.64
Total COGS	39,220.40	50,280.04	56,485.02	46,343.64
Gross Profit	28,671.31	28,699.08	28,149.56	27,217.70
Expense

61000 ꞏ SG&A Expenses 61100 ꞏ Labor

61140 ꞏ Payroll Taxes	0.00	0.00	0.00	0.00
66000 ꞏ Payroll Expenses	23,416.58	27,128.84	33,226.52	32,234.82
Total 61100 ꞏ Labor	23,416.58	27,128.84	33,226.52	32,234.82
61200 ꞏ Travel
61210 ꞏ Meals & Entertainment	0.00	0.00	0.00	0.00
61230 ꞏ Air Transportation	0.00	0.00	0.00	0.00
Total 61200 ꞏ Travel	0.00	0.00	0.00	0.00
61300 ꞏ Marketing
6000 ꞏ Advertising and Promotion	0.00	0.00	0.00	349.00
61300 ꞏ Marketing - Other	0.00	0.00	0.00	0.00
Total 61300 ꞏ Marketing	0.00	0.00	0.00	349.00
61400 ꞏ Professional Services
61410 ꞏ Legal	0.00	0.00	0.00	2,602.00
61490 ꞏ Other	0.00	0.00	0.00	0.00
Total 61400 ꞏ Professional Services	0.00	0.00	0.00	2,602.00
61500 ꞏ Facilities
61510 ꞏ Rent	0.00	0.00	0.00	0.00
61520 ꞏ Telephone/Internet	0.00	0.00	0.00	0.00
61530 ꞏ Gas/Electric	0.00	205.00	0.00	116.38

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

Jan 19

Feb 19

Mar 19

Apr 19

61535 ꞏ Water/Sewer	0.00	0.00	0.00	0.00
61540 ꞏ Security	16,209.17	6,789.19	10,641.89	12,569.00
61550 ꞏ Repairs & Maintenance	2,475.75	248.00	2,511.61	4,078.00
61570 ꞏ Business Licenses & Permits	103.68	0.00	0.00	0.00
Total 61500 ꞏ Facilities	18,788.60	7,242.19	13,153.50	16,763.38
61600 ꞏ Supplies
61610 ꞏ Office Supplies	3,192.53	1,308.00	1,561.73	1,261.18
61620 ꞏ Postage & Delivery	0.00	50.00	0.00	0.00
Total 61600 ꞏ Supplies	3,192.53	1,358.00	1,561.73	1,261.18
61700 ꞏ IT
61710 ꞏ Hardware	4,846.67	0.00	718.00	6,212.07
61720 ꞏ Software	0.00	0.00	0.00	0.00
61740 ꞏ Maintenance Contracts	0.00	0.00	0.00	0.00
Total 61700 ꞏ IT	4,846.67	0.00	718.00	6,212.07
61800 ꞏ Other SG&A
6180 ꞏ Conferences and Seminars	0.00	0.00	0.00	0.00
61810 ꞏ Bank Fees	1,984.48	1,911.40	518.98	3,535.86
61820 ꞏ Dues & Subscriptions	0.00	0.00	143.34	95.56
61840 ꞏ Insurance Expense	0.00	0.00	0.00	0.00
61850 ꞏ Expenses to be Allocated (DC)	0.00	0.00	0.00	0.00
61890 ꞏ Misc. Expense	0.00	0.00	0.00	0.00
Total 61800 ꞏ Other SG&A	1,984.48	1,911.40	662.32	3,631.42
Total 61000 ꞏ SG&A Expenses	52,228.86	37,640.43	49,322.07	63,053.87
Total Expense	52,228.86	37,640.43	49,322.07	63,053.87
Net Ordinary Income	-23,557.55	-8,941.35	-21,172.51	-35,836.17
Other Income/Expense

Other Expense

75000 ꞏ Other Expense

75100 ꞏ Interest Expense	8,266.66	7,466.66	8,266.66	8,000.00
Total 75000 ꞏ Other Expense	8,266.66	7,466.66	8,266.66	8,000.00
Total Other Expense	8,266.66	7,466.66	8,266.66	8,000.00
Net Other Income	-8,266.66	-7,466.66	-8,266.66	-8,000.00
Net Income	-31,824.21	-16,408.01	-29,439.17	-43,836.17

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

May 19

Jun 19

Jul 19

Aug 19

Ordinary Income/Expense Income

41000 ꞏ Mission Sales

47900 ꞏ Sales - Cannabis

47901 ꞏ Sales Cannabis	96,158.05	96,193.21	103,512.12	109,899.87
Total 47900 ꞏ Sales - Cannabis	96,158.05	96,193.21	103,512.12	109,899.87
47905 ꞏ Sales - Other Merchandise
47907 ꞏ Sales - Other Merchandise	791.00	891.00	1,238.50	2,314.06
Total 47905 ꞏ Sales - Other Merchandise	791.00	891.00	1,238.50	2,314.06
Total 41000 ꞏ Mission Sales	96,949.05	97,084.21	104,750.62	112,213.93
41500 ꞏ Mission Discounts
47908 ꞏ Discounts on Other Merchandise	-346.22	-551.91	-1,153.31	0.00
41500 ꞏ Mission Discounts - Other	-23,893.62	-26,053.02	-29,523.93	-33,397.18
Total 41500 ꞏ Mission Discounts	-24,239.84	-26,604.93	-30,677.24	-33,397.18
Total Income	72,709.21	70,479.28	74,073.38	78,816.75
Cost of Goods Sold 51000 ꞏ Mission COGS
50100 ꞏ COGS - Cannabis	96,771.17	39,349.36	57,567.79	72,186.67
50200 ꞏ COGS - Other Merchandise	280.21	213.63	780.25	1,457.86
51000 ꞏ Mission COGS - Other	0.00	0.00	0.00	0.00
Total 51000 ꞏ Mission COGS	97,051.38	39,562.99	58,348.04	73,644.53
Total COGS	97,051.38	39,562.99	58,348.04	73,644.53
Gross Profit	-24,342.17	30,916.29	15,725.34	5,172.22
Expense

61000 ꞏ SG&A Expenses 61100 ꞏ Labor

61140 ꞏ Payroll Taxes	0.00	0.00	0.00	0.00
66000 ꞏ Payroll Expenses	52,838.36	44,183.42	40,925.31	46,697.61
Total 61100 ꞏ Labor	52,838.36	44,183.42	40,925.31	46,697.61
61200 ꞏ Travel
61210 ꞏ Meals & Entertainment	0.00	0.00	0.00	0.00
61230 ꞏ Air Transportation	0.00	0.00	0.00	0.00
Total 61200 ꞏ Travel	0.00	0.00	0.00	0.00
61300 ꞏ Marketing
6000 ꞏ Advertising and Promotion	3,845.00	0.00	845.00	1,845.00
61300 ꞏ Marketing - Other	0.00	0.00	0.00	0.00
Total 61300 ꞏ Marketing	3,845.00	0.00	845.00	1,845.00
61400 ꞏ Professional Services
61410 ꞏ Legal	0.00	0.00	0.00	0.00
61490 ꞏ Other	0.00	0.00	864.48	1,167.12
Total 61400 ꞏ Professional Services	0.00	0.00	864.48	1,167.12
61500 ꞏ Facilities
61510 ꞏ Rent	0.00	0.00	0.00	0.00
61520 ꞏ Telephone/Internet	0.00	0.00	0.00	0.00
61530 ꞏ Gas/Electric	62.34	0.00	20.57	41.14

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

May 19

Jun 19

Jul 19

Aug 19

61535 ꞏ Water/Sewer	0.00	0.00	0.00	0.00
61540 ꞏ Security	11,075.35	8,863.93	4,882.02	8,363.42
61550 ꞏ Repairs & Maintenance	3,215.68	1,488.00	10,953.14	4,786.62
61570 ꞏ Business Licenses & Permits	0.00	40,000.00	795.00	0.00
Total 61500 ꞏ Facilities	14,353.37	50,351.93	16,650.73	13,191.18
61600 ꞏ Supplies
61610 ꞏ Office Supplies	1,049.31	374.85	5,731.17	374.36
61620 ꞏ Postage & Delivery	0.00	0.00	0.00	0.00
Total 61600 ꞏ Supplies	1,049.31	374.85	5,731.17	374.36
61700 ꞏ IT
61710 ꞏ Hardware	879.50	743.92	154.05	390.87
61720 ꞏ Software	0.00	0.00	0.00	0.00
61740 ꞏ Maintenance Contracts	0.00	0.00	0.00	718.00
Total 61700 ꞏ IT	879.50	743.92	154.05	1,108.87
61800 ꞏ Other SG&A
6180 ꞏ Conferences and Seminars	0.00	0.00	0.00	0.00
61810 ꞏ Bank Fees	1,188.23	1,903.52	1,486.38	1,611.82
61820 ꞏ Dues & Subscriptions	509.67	370.02	0.00	0.00
61840 ꞏ Insurance Expense	0.00	0.00	0.00	12,221.88
61850 ꞏ Expenses to be Allocated (DC)	60.00	0.00	0.00	0.00
61890 ꞏ Misc. Expense	0.00	0.00	0.00	0.00
Total 61800 ꞏ Other SG&A	1,757.90	2,273.54	1,486.38	13,833.70
Total 61000 ꞏ SG&A Expenses	74,723.44	97,927.66	66,657.12	78,217.84
Total Expense	74,723.44	97,927.66	66,657.12	78,217.84
Net Ordinary Income	-99,065.61	-67,011.37	-50,931.78	-73,045.62
Other Income/Expense

Other Expense

75000 ꞏ Other Expense

75100 ꞏ Interest Expense	8,266.66	-40,266.64	0.00	0.00
Total 75000 ꞏ Other Expense	8,266.66	-40,266.64	0.00	0.00
Total Other Expense	8,266.66	-40,266.64	0.00	0.00
Net Other Income	-8,266.66	40,266.64	0.00	0.00
Net Income	-107,332.27	-26,744.73	-50,931.78	-73,045.62

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

Sep 19

Oct 19

Nov 19

Dec 19

Ordinary Income/Expense Income

41000 ꞏ Mission Sales

47900 ꞏ Sales - Cannabis

47901 ꞏ Sales Cannabis	83,869.54	134,485.94	174,362.62	273,458.00
Total 47900 ꞏ Sales - Cannabis	83,869.54	134,485.94	174,362.62	273,458.00
47905 ꞏ Sales - Other Merchandise
47907 ꞏ Sales - Other Merchandise	1,377.45	2,404.01	1,625.65	6,388.10
Total 47905 ꞏ Sales - Other Merchandise	1,377.45	2,404.01	1,625.65	6,388.10
Total 41000 ꞏ Mission Sales	85,246.99	136,889.95	175,988.27	279,846.10
41500 ꞏ Mission Discounts
47908 ꞏ Discounts on Other Merchandise	-1,615.58	-874.67	-775.91	-3,079.77
41500 ꞏ Mission Discounts - Other	-22,168.10	-47,519.13	-61,052.11	-118,648.59
Total 41500 ꞏ Mission Discounts	-23,783.68	-48,393.80	-61,828.02	-121,728.36
Total Income	61,463.31	88,496.15	114,160.25	158,117.74
Cost of Goods Sold 51000 ꞏ Mission COGS
50100 ꞏ COGS - Cannabis	22,460.70	17,887.31	24,872.40	88,065.33
50200 ꞏ COGS - Other Merchandise	867.80	1,085.41	326.20	2,516.01
51000 ꞏ Mission COGS - Other	0.00	0.00	0.00	350,724.64
Total 51000 ꞏ Mission COGS	23,328.50	18,972.72	25,198.60	441,305.98
Total COGS	23,328.50	18,972.72	25,198.60	441,305.98
Gross Profit	38,134.81	69,523.43	88,961.65	-283,188.24
Expense

61000 ꞏ SG&A Expenses 61100 ꞏ Labor

61140 ꞏ Payroll Taxes	0.00	2,606.56	2,330.88	2,500.04
66000 ꞏ Payroll Expenses	33,029.14	50,887.99	29,077.08	31,280.95
Total 61100 ꞏ Labor	33,029.14	53,494.55	31,407.96	33,780.99
61200 ꞏ Travel
61210 ꞏ Meals & Entertainment	0.00	135.49	498.88	247.00
61230 ꞏ Air Transportation	0.00	46.99	0.00	0.00
Total 61200 ꞏ Travel	0.00	182.48	498.88	247.00
61300 ꞏ Marketing
6000 ꞏ Advertising and Promotion	7,754.40	6,200.00	6,200.00	5,000.00
61300 ꞏ Marketing - Other	0.00	0.00	0.00	110.00
Total 61300 ꞏ Marketing	7,754.40	6,200.00	6,200.00	5,110.00
61400 ꞏ Professional Services
61410 ꞏ Legal	0.00	0.00	63.00	0.00
61490 ꞏ Other	0.00	3,708.00	0.00	0.00
Total 61400 ꞏ Professional Services	0.00	3,708.00	63.00	0.00
61500 ꞏ Facilities
61510 ꞏ Rent	47,777.66	5,150.00	5,150.00	5,150.00
61520 ꞏ Telephone/Internet	-177.87	0.00	0.00	0.00
61530 ꞏ Gas/Electric	0.00	41.14	0.00	0.00

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

Sep 19

Oct 19

Nov 19

Dec 19

61535 ꞏ Water/Sewer	277.78	32.14	0.00	0.00
61540 ꞏ Security	13,787.94	8,776.44	10,220.72	11,231.89
61550 ꞏ Repairs & Maintenance	768.00	3,254.14	4,382.12	1,328.89
61570 ꞏ Business Licenses & Permits	0.00	0.00	0.00	0.00
Total 61500 ꞏ Facilities	62,433.51	17,253.86	19,752.84	17,710.78
61600 ꞏ Supplies
61610 ꞏ Office Supplies	1,453.29	1,475.91	1,559.52	2,272.38
61620 ꞏ Postage & Delivery	0.00	0.00	26.86	0.00
Total 61600 ꞏ Supplies	1,453.29	1,475.91	1,586.38	2,272.38
61700 ꞏ IT
61710 ꞏ Hardware	1,305.79	1,938.96	177.87	177.87
61720 ꞏ Software	0.00	0.00	0.00	0.00
61740 ꞏ Maintenance Contracts	0.00	0.00	718.00	718.00
Total 61700 ꞏ IT	1,305.79	1,938.96	895.87	895.87
61800 ꞏ Other SG&A
6180 ꞏ Conferences and Seminars	178.80	0.00	0.00	0.00
61810 ꞏ Bank Fees	1,117.73	1,558.12	1,558.58	1,712.99
61820 ꞏ Dues & Subscriptions	0.00	0.35	0.70	0.70
61840 ꞏ Insurance Expense	780.64	-357.15	1,204.13	423.49
61850 ꞏ Expenses to be Allocated (DC)	0.00	0.00	0.00	0.00
61890 ꞏ Misc. Expense	0.00	0.00	0.00	-18.36
Total 61800 ꞏ Other SG&A	2,077.17	1,201.32	2,763.41	2,118.82
Total 61000 ꞏ SG&A Expenses	108,053.30	85,455.08	63,168.34	62,135.84
Total Expense	108,053.30	85,455.08	63,168.34	62,135.84
Net Ordinary Income	-69,918.49	-15,931.65	25,793.31	-345,324.08
Other Income/Expense

Other Expense

75000 ꞏ Other Expense

75100 ꞏ Interest Expense	0.00	0.00	0.00	0.00
Total 75000 ꞏ Other Expense	0.00	0.00	0.00	0.00
Total Other Expense	0.00	0.00	0.00	0.00
Net Other Income	0.00	0.00	0.00	0.00
Net Income	-69,918.49	-15,931.65	25,793.31	-345,324.08

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

TOTAL

Ordinary Income/Expense Income

41000 ꞏ Mission Sales

47900 ꞏ Sales - Cannabis

47901 ꞏ Sales Cannabis	1,460,905.35
Total 47900 ꞏ Sales - Cannabis	1,460,905.35
47905 ꞏ Sales - Other Merchandise
47907 ꞏ Sales - Other Merchandise	21,916.27
Total 47905 ꞏ Sales - Other Merchandise	21,916.27
Total 41000 ꞏ Mission Sales	1,482,821.62
41500 ꞏ Mission Discounts
47908 ꞏ Discounts on Other Merchandise	-10,739.61
41500 ꞏ Mission Discounts - Other	-448,699.19
Total 41500 ꞏ Mission Discounts	-459,438.80
Total Income	1,023,382.82
Cost of Goods Sold 51000 ꞏ Mission COGS
50100 ꞏ COGS - Cannabis	611,135.66
50200 ꞏ COGS - Other Merchandise	7,881.54
51000 ꞏ Mission COGS - Other	350,724.64
Total 51000 ꞏ Mission COGS	969,741.84
Total COGS	969,741.84
Gross Profit	53,640.98
Expense

61000 ꞏ SG&A Expenses 61100 ꞏ Labor

61140 ꞏ Payroll Taxes	7,437.48
66000 ꞏ Payroll Expenses	444,926.62
Total 61100 ꞏ Labor	452,364.10
61200 ꞏ Travel
61210 ꞏ Meals & Entertainment	881.37
61230 ꞏ Air Transportation	46.99
Total 61200 ꞏ Travel	928.36
61300 ꞏ Marketing
6000 ꞏ Advertising and Promotion	32,038.40
61300 ꞏ Marketing - Other	110.00
Total 61300 ꞏ Marketing	32,148.40
61400 ꞏ Professional Services
61410 ꞏ Legal	2,665.00
61490 ꞏ Other	5,739.60
Total 61400 ꞏ Professional Services	8,404.60
61500 ꞏ Facilities
61510 ꞏ Rent	63,227.66
61520 ꞏ Telephone/Internet	-177.87
61530 ꞏ Gas/Electric	486.57

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through December 2019

TOTAL

61535 ꞏ Water/Sewer	309.92
61540 ꞏ Security	123,410.96
61550 ꞏ Repairs & Maintenance	39,489.95
61570 ꞏ Business Licenses & Permits	40,898.68
Total 61500 ꞏ Facilities	267,645.87
61600 ꞏ Supplies
61610 ꞏ Office Supplies	21,614.23
61620 ꞏ Postage & Delivery	76.86
Total 61600 ꞏ Supplies	21,691.09
61700 ꞏ IT
61710 ꞏ Hardware	17,545.57
61720 ꞏ Software	0.00
61740 ꞏ Maintenance Contracts	2,154.00
Total 61700 ꞏ IT	19,699.57
61800 ꞏ Other SG&A
6180 ꞏ Conferences and Seminars	178.80
61810 ꞏ Bank Fees	20,088.09
61820 ꞏ Dues & Subscriptions	1,120.34
61840 ꞏ Insurance Expense	14,272.99
61850 ꞏ Expenses to be Allocated (DC)	60.00
61890 ꞏ Misc. Expense	-18.36
Total 61800 ꞏ Other SG&A	35,701.86
Total 61000 ꞏ SG&A Expenses	838,583.85
Total Expense	838,583.85
Net Ordinary Income	-784,942.87
Other Income/Expense

Other Expense

75000 ꞏ Other Expense 75100 ꞏ Interest Expense

Total 75000 ꞏ Other Expense Total Other Expense

Net Other Income Net Income

0.00

0.00

0.00

0.00

-784,942.87

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

Jan 31, 19

Feb 28, 19

Mar 31, 19

Apr 30, 19

ASSETS

Current Assets Checking/Savings

10000 ꞏ Bulldog FCU - Checking	78,070.22	28,464.84	-44,388.05	13,722.16
10001 ꞏ Bulldog FCU - Savings	10,025.00	10,025.00	10,025.00	10,025.00
10005 ꞏ Union Bank - PR Acct	0.00	0.00	0.00	0.00
10002 ꞏ ATM Cash	9,000.00	9,000.00	9,000.00	4,480.00
10003 ꞏ Cash in Vault	100.00	100.00	100.00	100.00
10004 ꞏ Petty Cash	895.00	1,634.00	2,534.00	2,534.00
Total Checking/Savings Other Current Assets Payroll Clearing	98,090.22 0.00	49,223.84 0.00	-22,729.05 0.00	30,861.16 0.00
1200 ꞏ Undeposited Funds	7,246.96	50,681.56	56,138.06	59,838.10
1510 ꞏ Inventory	88,506.30	144,495.29	149,322.30	156,905.98
Total Other Current Assets	95,753.26	195,176.85	205,460.36	216,744.08
Total Current Assets Fixed Assets 1650 ꞏ Furniture, Fixtures & Equipment	193,843.48 2,466.00	244,400.69 9,247.00	182,731.31 0.00	247,605.24 5,000.00
Total Fixed Assets	2,466.00	9,247.00	0.00	5,000.00
TOTAL ASSETS	196,309.48	253,647.69	182,731.31	252,605.24
LIABILITIES & EQUITY

Liabilities

Current Liabilities Accounts Payable

20000 ꞏ Accounts Payable	84,933.96	149,724.14	61,555.27	52,231.89
Total Accounts Payable	84,933.96	149,724.14	61,555.27	52,231.89
Other Current Liabilities
24000 ꞏ Payroll Liabilities	0.00	0.00	0.00	0.00
24700 ꞏ Sales Tax Payable	49.86	90.20	118.84	152.32
Total Other Current Liabilities	49.86	90.20	118.84	152.32
Total Current Liabilities	84,983.82	149,814.34	61,674.11	52,384.21
Long Term Liabilities Intercompany Liability
24800 ꞏ CIHI Due To/From	0.00	0.00	0.00	0.00
26000 ꞏ SSCG - Loan 150K
26000.1 ꞏ SSCG - Principal	150,000.00	150,000.00	150,000.00	150,000.00
26000.2 ꞏ SSCG - Accrued Interest	15,599.97	16,533.30	17,566.63	18,566.63
Total 26000 ꞏ SSCG - Loan 150K	165,599.97	166,533.30	167,566.63	168,566.63
26001 ꞏ SSCG - Loan 1.05M
26001.2 ꞏ SSCG-Loan 1.05M Accrued Inter	61,066.66	67,599.99	74,833.32	81,833.32
26001 ꞏ SSCG - Loan 1.05M - Other	1,050,000.00	1,050,000.00	1,050,000.00	1,050,000.00
Total 26001 ꞏ SSCG - Loan 1.05M	1,111,066.66	1,117,599.99	1,124,833.32	1,131,833.32
26002 ꞏ SSCG - Loan	183,743.55	185,192.59	223,588.95	338,588.95
Total Intercompany Liability	1,460,410.18	1,469,325.88	1,515,988.90	1,638,988.90
Total Long Term Liabilities	1,460,410.18	1,469,325.88	1,515,988.90	1,638,988.90

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

Jan 31, 19

Feb 28, 19

Mar 31, 19

Apr 30, 19

Total Liabilities Equity 30500 ꞏ Ramirez	1,545,394.00	1,619,140.22	1,577,663.01	1,691,373.11
30500-2 ꞏ Ramirez - Distributions	-1,200,000.00	-1,200,000.00	-1,200,000.00	-1,200,000.00
Total 30500 ꞏ Ramirez	-1,200,000.00	-1,200,000.00	-1,200,000.00	-1,200,000.00
32000 ꞏ Retained Earnings	-117,260.31	-117,260.31	-117,260.31	-117,260.31
Net Income	-31,824.21	-48,232.22	-77,671.39	-121,507.56
Total Equity	-1,349,084.52	-1,365,492.53	-1,394,931.70	-1,438,767.87
TOTAL LIABILITIES & EQUITY	196,309.48	253,647.69	182,731.31	252,605.24

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

May 31, 19

Jun 30, 19

Jul 31, 19

ASSETS

Current Assets Checking/Savings

10000 ꞏ Bulldog FCU - Checking	-11,132.12	25,170.55	48,427.45
10001 ꞏ Bulldog FCU - Savings	1,025.00	1,025.00	1,025.00
10005 ꞏ Union Bank - PR Acct	0.00	0.00	0.00
10002 ꞏ ATM Cash	4,480.00	9,000.00	9,000.00
10003 ꞏ Cash in Vault	100.00	100.00	100.00
10004 ꞏ Petty Cash	4,128.51	3,189.11	3,189.11
Total Checking/Savings Other Current Assets Payroll Clearing	-1,398.61 2,606.53	38,484.66 0.00	61,741.56 0.00
1200 ꞏ Undeposited Funds	43,827.24	20,893.31	58,274.73
1510 ꞏ Inventory	72,561.50	55,525.00	62,375.90
Total Other Current Assets	118,995.27	76,418.31	120,650.63
Total Current Assets Fixed Assets 1650 ꞏ Furniture, Fixtures & Equipment	117,596.66 9,750.00	114,902.97 9,750.00	182,392.19 9,750.00
Total Fixed Assets	9,750.00	9,750.00	9,750.00
TOTAL ASSETS	127,346.66	124,652.97	192,142.19
LIABILITIES & EQUITY

Liabilities

Current Liabilities Accounts Payable

20000 ꞏ Accounts Payable	26,326.91	65,663.60	62,239.04
Total Accounts Payable	26,326.91	65,663.60	62,239.04
Other Current Liabilities
24000 ꞏ Payroll Liabilities	0.00	0.00	2,922.16
24700 ꞏ Sales Tax Payable	-135.67	-154.68	-115.48
Total Other Current Liabilities	-135.67	-154.68	2,806.68
Total Current Liabilities	26,191.24	65,508.92	65,045.72
Long Term Liabilities Intercompany Liability
24800 ꞏ CIHI Due To/From	0.00	0.00	28,884.20
26000 ꞏ SSCG - Loan 150K
26000.1 ꞏ SSCG - Principal	150,000.00	150,000.00	150,000.00
26000.2 ꞏ SSCG - Accrued Interest	19,599.96	14,566.64	14,566.64
Total 26000 ꞏ SSCG - Loan 150K	169,599.96	164,566.64	164,566.64
26001 ꞏ SSCG - Loan 1.05M
26001.2 ꞏ SSCG-Loan 1.05M Accrued Inter	89,066.65	53,833.33	53,833.33
26001 ꞏ SSCG - Loan 1.05M - Other	1,050,000.00	1,050,000.00	1,050,000.00
Total 26001 ꞏ SSCG - Loan 1.05M	1,139,066.65	1,103,833.33	1,103,833.33
26002 ꞏ SSCG - Loan	338,588.95	363,588.95	453,588.95
Total Intercompany Liability	1,647,255.56	1,631,988.92	1,750,873.12
Total Long Term Liabilities	1,647,255.56	1,631,988.92	1,750,873.12

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

May 31, 19

Jun 30, 19

Jul 31, 19

Total Liabilities Equity 30500 ꞏ Ramirez	1,673,446.80	1,697,497.84	1,815,918.84
30500-2 ꞏ Ramirez - Distributions	-1,200,000.00	-1,200,000.00	-1,200,000.00
Total 30500 ꞏ Ramirez	-1,200,000.00	-1,200,000.00	-1,200,000.00
32000 ꞏ Retained Earnings	-117,260.31	-117,260.31	-117,260.31
Net Income	-228,839.83	-255,584.56	-306,516.34
Total Equity	-1,546,100.14	-1,572,844.87	-1,623,776.65
TOTAL LIABILITIES & EQUITY	127,346.66	124,652.97	192,142.19

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

Aug 31, 19

Sep 30, 19

Oct 31, 19

ASSETS

Current Assets Checking/Savings

10000 ꞏ Bulldog FCU - Checking	33,065.26	143,740.77	80,539.84
10001 ꞏ Bulldog FCU - Savings	125.00	125.00	125.00
10005 ꞏ Union Bank - PR Acct	0.00	0.00	18,631.58
10002 ꞏ ATM Cash	9,000.00	2,320.00	8,240.00
10003 ꞏ Cash in Vault	100.00	100.00	100.00
10004 ꞏ Petty Cash	3,189.11	4,419.02	1,811.90
Total Checking/Savings Other Current Assets Payroll Clearing	45,479.37 0.00	150,704.79 575.81	109,448.32 0.00
1200 ꞏ Undeposited Funds	83,955.46	12,453.28	6,194.62
1510 ꞏ Inventory	61,304.00	69,167.20	150,610.63
Total Other Current Assets	145,259.46	82,196.29	156,805.25
Total Current Assets Fixed Assets 1650 ꞏ Furniture, Fixtures & Equipment	190,738.83 9,750.00	232,901.08 9,750.00	266,253.57 9,750.00
Total Fixed Assets	9,750.00	9,750.00	9,750.00
TOTAL ASSETS	200,488.83	242,651.08	276,003.57
LIABILITIES & EQUITY

Liabilities

Current Liabilities Accounts Payable

20000 ꞏ Accounts Payable	110,275.10	27,365.57	69,204.82
Total Accounts Payable	110,275.10	27,365.57	69,204.82
Other Current Liabilities
24000 ꞏ Payroll Liabilities	5,073.86	7,490.99	15,017.54
24700 ꞏ Sales Tax Payable	-105.93	-160.45	-242.11
Total Other Current Liabilities	4,967.93	7,330.54	14,775.43
Total Current Liabilities	115,243.03	34,696.11	83,980.25
Long Term Liabilities Intercompany Liability
24800 ꞏ CIHI Due To/From	30,079.15	30,079.15	30,079.15
26000 ꞏ SSCG - Loan 150K
26000.1 ꞏ SSCG - Principal	150,000.00	150,000.00	150,000.00
26000.2 ꞏ SSCG - Accrued Interest	14,566.64	14,566.64	14,566.64
Total 26000 ꞏ SSCG - Loan 150K	164,566.64	164,566.64	164,566.64
26001 ꞏ SSCG - Loan 1.05M
26001.2 ꞏ SSCG-Loan 1.05M Accrued Inter	53,833.33	53,833.33	53,833.33
26001 ꞏ SSCG - Loan 1.05M - Other	1,050,000.00	1,050,000.00	1,050,000.00
Total 26001 ꞏ SSCG - Loan 1.05M	1,103,833.33	1,103,833.33	1,103,833.33
26002 ꞏ SSCG - Loan	483,588.95	676,216.61	676,216.61
Total Intercompany Liability	1,782,068.07	1,974,695.73	1,974,695.73
Total Long Term Liabilities	1,782,068.07	1,974,695.73	1,974,695.73

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

Aug 31, 19

Sep 30, 19

Oct 31, 19

Total Liabilities Equity 30500 ꞏ Ramirez	1,897,311.10	2,009,391.84	2,058,675.98
30500-2 ꞏ Ramirez - Distributions	-1,200,000.00	-1,200,000.00	-1,200,000.00
Total 30500 ꞏ Ramirez	-1,200,000.00	-1,200,000.00	-1,200,000.00
32000 ꞏ Retained Earnings	-117,260.31	-117,260.31	-117,260.31
Net Income	-379,561.96	-449,480.45	-465,412.10
Total Equity	-1,696,822.27	-1,766,740.76	-1,782,672.41
TOTAL LIABILITIES & EQUITY	200,488.83	242,651.08	276,003.57

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

Nov 30, 19

Dec 31, 19

ASSETS

Current Assets Checking/Savings

10000 ꞏ Bulldog FCU - Checking	11,375.64	4,035.62
10001 ꞏ Bulldog FCU - Savings	125.00	125.00
10005 ꞏ Union Bank - PR Acct	22,543.42	27,943.31
10002 ꞏ ATM Cash	9,000.00	7,420.00
10003 ꞏ Cash in Vault	9,100.00	-30,313.35
10004 ꞏ Petty Cash	1,169.91	3,393.12
Total Checking/Savings Other Current Assets Payroll Clearing	53,313.97 0.00	12,603.70 0.00
1200 ꞏ Undeposited Funds	20,601.62	115,345.54
1510 ꞏ Inventory	318,624.34	97,748.20
Total Other Current Assets	339,225.96	213,093.74
Total Current Assets Fixed Assets 1650 ꞏ Furniture, Fixtures & Equipment	392,539.93 9,750.00	225,697.44 9,750.00
Total Fixed Assets	9,750.00	9,750.00
TOTAL ASSETS	402,289.93	235,447.44
LIABILITIES & EQUITY

Liabilities

Current Liabilities Accounts Payable

20000 ꞏ Accounts Payable	154,409.34	138,530.01
Total Accounts Payable	154,409.34	138,530.01
Other Current Liabilities
24000 ꞏ Payroll Liabilities	10,383.04	2,173.93
24700 ꞏ Sales Tax Payable	-319.08	-184.74
Total Other Current Liabilities	10,063.96	1,989.19
Total Current Liabilities	164,473.30	140,519.20
Long Term Liabilities Intercompany Liability
24800 ꞏ CIHI Due To/From	30,079.15	37,514.84
26000 ꞏ SSCG - Loan 150K
26000.1 ꞏ SSCG - Principal	150,000.00	150,000.00
26000.2 ꞏ SSCG - Accrued Interest	14,566.64	14,566.64
Total 26000 ꞏ SSCG - Loan 150K	164,566.64	164,566.64
26001 ꞏ SSCG - Loan 1.05M
26001.2 ꞏ SSCG-Loan 1.05M Accrued Inter	53,833.33	53,833.33
26001 ꞏ SSCG - Loan 1.05M - Other	1,050,000.00	1,050,000.00
Total 26001 ꞏ SSCG - Loan 1.05M	1,103,833.33	1,103,833.33
26002 ꞏ SSCG - Loan	696,216.61	891,216.61
Total Intercompany Liability	1,994,695.73	2,197,131.42
Total Long Term Liabilities	1,994,695.73	2,197,131.42

4:15 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of December 31, 2019

Nov 30, 19

Dec 31, 19

Total Liabilities Equity 30500 ꞏ Ramirez	2,159,169.03	2,337,650.62
30500-2 ꞏ Ramirez - Distributions	-1,200,000.00	-1,200,000.00
Total 30500 ꞏ Ramirez	-1,200,000.00	-1,200,000.00
32000 ꞏ Retained Earnings	-117,260.31	-117,260.31
Net Income	-439,618.79	-784,942.87
Total Equity	-1,756,879.10	-2,102,203.18
TOTAL LIABILITIES & EQUITY	402,289.93	235,447.44

4:16 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of June 30, 2020

Jan 31, 20

Feb 29, 20

Mar 31, 20

ASSETS

Current Assets Checking/Savings

10000 ꞏ Bulldog FCU - Checking	16,051.24	107,459.18	211,343.06
10001 ꞏ Bulldog FCU - Savings	125.00	125.00	125.00
10005 ꞏ Union Bank - PR Acct	30,147.67	44,726.78	47,517.94
10002 ꞏ ATM Cash	6,980.00	6,240.00	2,340.00
10003 ꞏ Cash in Vault	-125,147.74	-215,829.35	75,637.02
10004 ꞏ Petty Cash	4,899.96	5,672.00	5,574.02
Total Checking/Savings Other Current Assets 1200 ꞏ Undeposited Funds	-66,943.87 192,850.10	-51,606.39 270,615.50	342,537.04 0.00
1510 ꞏ Inventory	101,097.97	211,537.61	166,913.85
Total Other Current Assets	293,948.07	482,153.11	166,913.85
Total Current Assets Fixed Assets 1650 ꞏ Furniture, Fixtures & Equipment	227,004.20 9,750.00	430,546.72 9,750.00	509,450.89 9,750.00
1700 ꞏ Accumulated Depreciation	0.00	0.00	-487.50
Total Fixed Assets Other Assets 1550 ꞏ Right-of-use asset	9,750.00 143,284.09	9,750.00 143,284.09	9,262.50 129,852.05
Total Other Assets	143,284.09	143,284.09	129,852.05
TOTAL ASSETS	380,038.29	583,580.81	648,565.44
LIABILITIES & EQUITY

Liabilities

Current Liabilities Accounts Payable

20000 ꞏ Accounts Payable	35,593.37	243,189.29	322,054.54
Total Accounts Payable	35,593.37	243,189.29	322,054.54
Other Current Liabilities 24000 ꞏ Payroll Liabilities
24001 ꞏ Federal 941 & State SIT	0.00	0.00	0.00
24002 ꞏ Unemployment SUI	0.00	0.00	0.00
24000 ꞏ Payroll Liabilities - Other	-933.71	-7,192.34	-6,688.46
Total 24000 ꞏ Payroll Liabilities	-933.71	-7,192.34	-6,688.46
24700 ꞏ Sales Tax Payable	-267.80	-331.80	112.82
Total Other Current Liabilities	-1,201.51	-7,524.14	-6,575.64
Total Current Liabilities	34,391.86	235,665.15	315,478.90
Long Term Liabilities Intercompany Liability
24800 ꞏ CIHI Due To/From	37,514.84	37,514.84	0.00
26000 ꞏ SSCG - Loan 150K
26000.1 ꞏ SSCG - Principal	150,000.00	150,000.00	150,000.00
26000.2 ꞏ SSCG - Accrued Interest	14,566.64	14,566.64	14,566.64
Total 26000 ꞏ SSCG - Loan 150K	164,566.64	164,566.64	164,566.64

4:16 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of June 30, 2020

Jan 31, 20

Feb 29, 20

Mar 31, 20

26001 ꞏ SSCG - Loan 1.05M

26001.2 ꞏ SSCG-Loan 1.05M Accrued Inter	53,833.33	53,833.33	53,833.33
26001 ꞏ SSCG - Loan 1.05M - Other	1,050,000.00	1,050,000.00	1,050,000.00
Total 26001 ꞏ SSCG - Loan 1.05M	1,103,833.33	1,103,833.33	1,103,833.33
26002 ꞏ SSCG - Loan	1,014,369.99	1,034,369.99	1,071,884.83
Total Intercompany Liability	2,320,284.80	2,340,284.80	2,340,284.80
25000 ꞏ Lease liability	152,767.71	152,767.71	140,665.87
Total Long Term Liabilities	2,473,052.51	2,493,052.51	2,480,950.67
Total Liabilities	2,507,444.37	2,728,717.66	2,796,429.57
Equity 30500 ꞏ Ramirez
30500-2 ꞏ Ramirez - Distributions	-1,200,000.00	-1,200,000.00	-1,200,000.00
Total 30500 ꞏ Ramirez	-1,200,000.00	-1,200,000.00	-1,200,000.00
32000 ꞏ Retained Earnings	-911,686.80	-911,686.80	-911,686.80
Net Income	-15,719.28	-33,450.05	-36,177.33
Total Equity	-2,127,406.08	-2,145,136.85	-2,147,864.13
TOTAL LIABILITIES & EQUITY	380,038.29	583,580.81	648,565.44

4:16 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of June 30, 2020

Apr 30, 20

May 31, 20

Jun 30, 20

ASSETS

Current Assets Checking/Savings

10000 ꞏ Bulldog FCU - Checking	-15,627.21	14,203.66	41,782.13
10001 ꞏ Bulldog FCU - Savings	125.00	125.00	125.00
10005 ꞏ Union Bank - PR Acct	56,845.81	41,780.57	54,100.97
10002 ꞏ ATM Cash	5,320.00	2,700.00	960.00
10003 ꞏ Cash in Vault	48,445.67	71,486.94	67,992.70
10004 ꞏ Petty Cash	4,768.19	6,274.93	4,306.15
Total Checking/Savings Other Current Assets 1200 ꞏ Undeposited Funds	99,877.46 0.00	136,571.10 0.00	169,266.95 0.00
1510 ꞏ Inventory	179,548.17	180,541.01	159,426.40
Total Other Current Assets	179,548.17	180,541.01	159,426.40
Total Current Assets Fixed Assets 1650 ꞏ Furniture, Fixtures & Equipment	279,425.63 9,750.00	317,112.11 9,750.00	328,693.35 9,750.00
1700 ꞏ Accumulated Depreciation	-487.50	-487.50	-487.50
Total Fixed Assets Other Assets 1550 ꞏ Right-of-use asset	9,262.50 129,852.05	9,262.50 129,852.05	9,262.50 129,852.05
Total Other Assets	129,852.05	129,852.05	129,852.05
TOTAL ASSETS	418,540.18	456,226.66	467,807.90
LIABILITIES & EQUITY

Liabilities

Current Liabilities Accounts Payable

20000 ꞏ Accounts Payable	92,694.54	87,464.32	51,869.36
Total Accounts Payable	92,694.54	87,464.32	51,869.36
Other Current Liabilities 24000 ꞏ Payroll Liabilities
24001 ꞏ Federal 941 & State SIT	0.00	0.00	6,080.13
24002 ꞏ Unemployment SUI	0.00	0.00	118.45
24000 ꞏ Payroll Liabilities - Other	-4,142.00	-7,596.58	-11,938.32
Total 24000 ꞏ Payroll Liabilities	-4,142.00	-7,596.58	-5,739.74
24700 ꞏ Sales Tax Payable	43.82	30.52	23.39
Total Other Current Liabilities	-4,098.18	-7,566.06	-5,716.35
Total Current Liabilities	88,596.36	79,898.26	46,153.01
Long Term Liabilities Intercompany Liability
24800 ꞏ CIHI Due To/From	0.00	0.00	0.00
26000 ꞏ SSCG - Loan 150K
26000.1 ꞏ SSCG - Principal	150,000.00	150,000.00	150,000.00
26000.2 ꞏ SSCG - Accrued Interest	14,566.64	14,566.64	14,566.64
Total 26000 ꞏ SSCG - Loan 150K	164,566.64	164,566.64	164,566.64

4:16 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Balance Sheet

As of June 30, 2020

Apr 30, 20

May 31, 20

Jun 30, 20

26001 ꞏ SSCG - Loan 1.05M

26001.2 ꞏ SSCG-Loan 1.05M Accrued Inter	53,833.33	53,833.33	53,833.33
26001 ꞏ SSCG - Loan 1.05M - Other	1,050,000.00	1,050,000.00	1,050,000.00
Total 26001 ꞏ SSCG - Loan 1.05M	1,103,833.33	1,103,833.33	1,103,833.33
26002 ꞏ SSCG - Loan	1,071,884.83	1,165,123.05	1,249,323.95
Total Intercompany Liability	2,340,284.80	2,433,523.02	2,517,723.92
25000 ꞏ Lease liability	140,665.87	140,665.87	140,665.87
Total Long Term Liabilities	2,480,950.67	2,574,188.89	2,658,389.79
Total Liabilities	2,569,547.03	2,654,087.15	2,704,542.80
Equity 30500 ꞏ Ramirez
30500-2 ꞏ Ramirez - Distributions	-1,200,000.00	-1,200,000.00	-1,200,000.00
Total 30500 ꞏ Ramirez	-1,200,000.00	-1,200,000.00	-1,200,000.00
32000 ꞏ Retained Earnings	-911,686.80	-911,686.80	-911,686.80
Net Income	-39,320.05	-86,173.69	-125,048.10
Total Equity	-2,151,006.85	-2,197,860.49	-2,236,734.90
TOTAL LIABILITIES & EQUITY	418,540.18	456,226.66	467,807.90

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through June 2020

Jan 20

Feb 20

Mar 20

Apr 20

Ordinary Income/Expense Income

41000 ꞏ Mission Sales
41010 ꞏ Flower	0.00	0.00	0.00	0.00
41020 ꞏ Edibles	0.00	0.00	0.00	0.00
41030 ꞏ Concentrates	0.00	0.00	0.00	0.00
41040 ꞏ MIP	0.00	0.00	0.00	0.00
41060 ꞏ Pre-Roll	0.00	0.00	0.00	0.00
41070 ꞏ Merchandise	0.00	0.00	0.00	0.00
47900 ꞏ Sales - Cannabis
47901 ꞏ Sales Cannabis	216,651.78	209,923.70	251,525.32	161,282.06
Total 47900 ꞏ Sales - Cannabis	216,651.78	209,923.70	251,525.32	161,282.06
47905 ꞏ Sales - Other Merchandise
47907 ꞏ Sales - Other Merchandise	4,095.51	1,606.09	2,926.45	889.49
Total 47905 ꞏ Sales - Other Merchandise	4,095.51	1,606.09	2,926.45	889.49
41000 ꞏ Mission Sales - Other	0.00	0.00	0.00	0.00
Total 41000 ꞏ Mission Sales	220,747.29	211,529.79	254,451.77	162,171.55
41500 ꞏ Mission Discounts
47908 ꞏ Discounts on Other Merchandise	-1,879.78	-418.07	-1,023.31	-159.21
41500 ꞏ Mission Discounts - Other	-77,770.92	-72,946.76	-75,224.84	-30,765.53
Total 41500 ꞏ Mission Discounts	-79,650.70	-73,364.83	-76,248.15	-30,924.74
Total Income	141,096.59	138,164.96	178,203.62	131,246.81
Cost of Goods Sold 51000 ꞏ Mission COGS
50100 ꞏ COGS - Cannabis	61,538.83	90,601.93	115,454.82	80,711.29
50200 ꞏ COGS - Other Merchandise	1,691.35	445.66	1,188.99	252.56
51010 ꞏ Flower	0.00	0.00	0.00	0.00
51020 ꞏ Edibles	0.00	0.00	0.00	0.00
51030 ꞏ Concentrates	0.00	0.00	0.00	0.00
51040 ꞏ MIP	0.00	0.00	0.00	0.00
51060 ꞏ Pre-Roll	0.00	0.00	0.00	0.00
51000 ꞏ Mission COGS - Other	0.00	0.00	5,154.13	-17,067.61
Total 51000 ꞏ Mission COGS	63,230.18	91,047.59	121,797.94	63,896.24
Total COGS	63,230.18	91,047.59	121,797.94	63,896.24
Gross Profit	77,866.41	47,117.37	56,405.68	67,350.57
Expense

61000 ꞏ SG&A Expenses 61100 ꞏ Labor

61110 ꞏ Regular Wages	0.00	0.00	-110.82	0.00
61140 ꞏ Payroll Taxes	3,888.92	3,838.12	3,230.35	2,934.67
61150 ꞏ Health Insurance	0.00	0.00	-27.72	0.00
61190 ꞏ Other	0.00	0.00	0.00	0.00
66000 ꞏ Payroll Expenses	35,842.17	35,834.53	34,537.49	34,139.43
61100 ꞏ Labor - Other	0.00	0.00	0.00	0.00
Total 61100 ꞏ Labor	39,731.09	39,672.65	37,629.30	37,074.10

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through June 2020

Jan 20

Feb 20

Mar 20

Apr 20

61200 ꞏ Travel

61210 ꞏ Meals & Entertainment	1,503.39	-300.93	194.71	53.40
61220 ꞏ Ground Transportation	200.27	0.00	0.00	0.00
61240 ꞏ Lodging	305.24	0.00	0.00	0.00
Total 61200 ꞏ Travel	2,008.90	-300.93	194.71	53.40
61300 ꞏ Marketing	6,422.50	4,202.29	4,400.00	5,500.00
61400 ꞏ Professional Services
61410 ꞏ Legal	1,000.00	0.00	0.00	10,000.00
Total 61400 ꞏ Professional Services	1,000.00	0.00	0.00	10,000.00
61500 ꞏ Facilities
61510 ꞏ Rent	14,280.00	5,305.00	-15,913.50	5,305.00
61520 ꞏ Telephone/Internet	0.00	0.00	0.00	53.60
61530 ꞏ Gas/Electric	29.88	0.00	73.03	99.12
61535 ꞏ Water/Sewer	0.00	0.00	0.00	138.45
61540 ꞏ Security	20,363.22	11,781.35	12,820.89	8,916.53
61550 ꞏ Repairs & Maintenance	1,373.16	1,157.78	1,090.00	751.76
61570 ꞏ Business Licenses & Permits	886.00	0.00	0.00	0.00
61590 ꞏ Other	0.00	25.00	0.00	0.00
Total 61500 ꞏ Facilities	36,932.26	18,269.13	-1,929.58	15,264.46
61600 ꞏ Supplies
61610 ꞏ Office Supplies	3,002.80	1,538.32	382.34	794.66
61620 ꞏ Postage & Delivery	17.75	0.00	49.85	0.00
61690 ꞏ Other	11.12	0.00	0.00	0.00
61600 ꞏ Supplies - Other	0.00	0.00	0.00	0.00
Total 61600 ꞏ Supplies	3,031.67	1,538.32	432.19	794.66
61700 ꞏ IT
61710 ꞏ Hardware	895.87	179.46	371.24	179.46
61720 ꞏ Software	0.00	0.00	0.00	0.00
61740 ꞏ Maintenance Contracts	0.00	718.00	0.00	0.00
61790 ꞏ Other	0.00	0.00	0.00	0.00
61700 ꞏ IT - Other	0.00	0.00	0.00	-718.00
Total 61700 ꞏ IT	895.87	897.46	371.24	-538.54
61800 ꞏ Other SG&A
61810 ꞏ Bank Fees	1,843.57	1,687.96	1,972.04	1,832.24
61820 ꞏ Dues & Subscriptions	0.00	0.00	-143.34	0.00
61830 ꞏ Depreciation Expense	0.00	0.00	13,919.54	0.00
61840 ꞏ Insurance Expense	1,719.13	-1,137.80	423.48	423.48
61890 ꞏ Misc. Expense	0.00	18.36	0.00	88.79
Total 61800 ꞏ Other SG&A	3,562.70	568.52	16,171.72	2,344.51
61000 ꞏ SG&A Expenses - Other	0.70	0.70	-1,948.28	0.70
Total 61000 ꞏ SG&A Expenses	93,585.69	64,848.14	55,321.30	70,493.29
Total Expense	93,585.69	64,848.14	55,321.30	70,493.29
Net Ordinary Income	-15,719.28	-17,730.77	1,084.38	-3,142.72
Other Income/Expense

Other Expense

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through June 2020

Jan 20

Feb 20

Mar 20

Apr 20

75000 ꞏ Other Expense

75100 ꞏ Interest Expense	0.00	0.00	3,811.66	0.00
Total 75000 ꞏ Other Expense	0.00	0.00	3,811.66	0.00
Total Other Expense	0.00	0.00	3,811.66	0.00
Net Other Income	0.00	0.00	-3,811.66	0.00
Net Income	-15,719.28	-17,730.77	-2,727.28	-3,142.72

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through June 2020

May 20

Jun 20

TOTAL

Ordinary Income/Expense Income

41000 ꞏ Mission Sales
41010 ꞏ Flower	94,316.00	98,350.00	192,666.00
41020 ꞏ Edibles	14,242.00	16,308.00	30,550.00
41030 ꞏ Concentrates	58,753.66	52,346.17	111,099.83
41040 ꞏ MIP	1,530.00	1,015.00	2,545.00
41060 ꞏ Pre-Roll	8,315.02	10,203.00	18,518.02
41070 ꞏ Merchandise	1,271.90	822.48	2,094.38
47900 ꞏ Sales - Cannabis
47901 ꞏ Sales Cannabis	0.00	0.00	839,382.86
Total 47900 ꞏ Sales - Cannabis	0.00	0.00	839,382.86
47905 ꞏ Sales - Other Merchandise
47907 ꞏ Sales - Other Merchandise	0.00	0.00	9,517.54
Total 47905 ꞏ Sales - Other Merchandise	0.00	0.00	9,517.54
41000 ꞏ Mission Sales - Other	-495.00	-271.11	-766.11
Total 41000 ꞏ Mission Sales	177,933.58	178,773.54	1,205,607.52
41500 ꞏ Mission Discounts
47908 ꞏ Discounts on Other Merchandise	-772.05	-432.66	-4,685.08
41500 ꞏ Mission Discounts - Other	-30,956.20	-31,794.66	-319,458.91
Total 41500 ꞏ Mission Discounts	-31,728.25	-32,227.32	-324,143.99
Total Income	146,205.33	146,546.22	881,463.53
Cost of Goods Sold 51000 ꞏ Mission COGS
50100 ꞏ COGS - Cannabis	0.00	0.00	348,306.87
50200 ꞏ COGS - Other Merchandise	483.37	290.08	4,352.01
51010 ꞏ Flower	51,855.99	53,258.76	105,114.75
51020 ꞏ Edibles	6,685.48	7,852.17	14,537.65
51030 ꞏ Concentrates	29,020.75	25,825.29	54,846.04
51040 ꞏ MIP	663.00	560.00	1,223.00
51060 ꞏ Pre-Roll	3,198.60	4,403.00	7,601.60
51000 ꞏ Mission COGS - Other	0.00	27,875.50	15,962.02
Total 51000 ꞏ Mission COGS	91,907.19	120,064.80	551,943.94
Total COGS	91,907.19	120,064.80	551,943.94
Gross Profit	54,298.14	26,481.42	329,519.59
Expense

61000 ꞏ SG&A Expenses 61100 ꞏ Labor

61110 ꞏ Regular Wages	-212.26	0.00	-323.08
61140 ꞏ Payroll Taxes	4,270.16	2,501.58	20,663.80
61150 ꞏ Health Insurance	0.00	0.00	-27.72
61190 ꞏ Other	2,361.79	0.00	2,361.79
66000 ꞏ Payroll Expenses	51,516.71	30,989.16	222,859.49
61100 ꞏ Labor - Other	0.00	0.00	0.00
Total 61100 ꞏ Labor	57,936.40	33,490.74	245,534.28

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through June 2020

May 20

Jun 20

TOTAL

61200 ꞏ Travel

61210 ꞏ Meals & Entertainment	88.13	120.00	1,658.70
61220 ꞏ Ground Transportation	108.41	0.00	308.68
61240 ꞏ Lodging	0.00	0.00	305.24
Total 61200 ꞏ Travel	196.54	120.00	2,272.62
61300 ꞏ Marketing	10,283.53	6,700.00	37,508.32
61400 ꞏ Professional Services
61410 ꞏ Legal	1,690.00	0.00	12,690.00
Total 61400 ꞏ Professional Services	1,690.00	0.00	12,690.00
61500 ꞏ Facilities
61510 ꞏ Rent	5,305.00	5,768.00	20,049.50
61520 ꞏ Telephone/Internet	442.94	1,292.42	1,788.96
61530 ꞏ Gas/Electric	0.00	24.94	226.97
61535 ꞏ Water/Sewer	0.00	0.00	138.45
61540 ꞏ Security	9,046.24	11,236.68	74,164.91
61550 ꞏ Repairs & Maintenance	1,519.04	833.61	6,725.35
61570 ꞏ Business Licenses & Permits	75.00	0.00	961.00
61590 ꞏ Other	0.00	0.00	25.00
Total 61500 ꞏ Facilities	16,388.22	19,155.65	104,080.14
61600 ꞏ Supplies
61610 ꞏ Office Supplies	1,030.78	627.68	7,376.58
61620 ꞏ Postage & Delivery	83.07	57.20	207.87
61690 ꞏ Other	0.00	0.00	11.12
61600 ꞏ Supplies - Other	95.70	0.00	95.70
Total 61600 ꞏ Supplies	1,209.55	684.88	7,691.27
61700 ꞏ IT
61710 ꞏ Hardware	2,487.56	2,597.56	6,711.15
61720 ꞏ Software	8,776.02	0.00	8,776.02
61740 ꞏ Maintenance Contracts	0.00	0.00	718.00
61790 ꞏ Other	0.00	0.00	0.00
61700 ꞏ IT - Other	0.00	0.00	-718.00
Total 61700 ꞏ IT	11,263.58	2,597.56	15,487.17
61800 ꞏ Other SG&A
61810 ꞏ Bank Fees	1,759.43	1,844.57	10,939.81
61820 ꞏ Dues & Subscriptions	0.00	338.25	194.91
61830 ꞏ Depreciation Expense	0.00	0.00	13,919.54
61840 ꞏ Insurance Expense	423.48	423.48	2,275.25
61890 ꞏ Misc. Expense	0.00	0.00	107.15
Total 61800 ꞏ Other SG&A	2,182.91	2,606.30	27,436.66
61000 ꞏ SG&A Expenses - Other	1.05	0.70	-1,944.43
Total 61000 ꞏ SG&A Expenses	101,151.78	65,355.83	450,756.03
Total Expense	101,151.78	65,355.83	450,756.03
Net Ordinary Income	-46,853.64	-38,874.41	-121,236.44
Other Income/Expense

Other Expense

4:17 PM

08/07/20

Accrual Basis

Premium Medicine of Maryland, LLC

Profit & Loss

January through June 2020

May 20

Jun 20

TOTAL

75000 ꞏ Other Expense

75100 ꞏ Interest Expense	0.00	0.00	3,811.66
Total 75000 ꞏ Other Expense	0.00	0.00	3,811.66
Total Other Expense	0.00	0.00	3,811.66
Net Other Income	0.00	0.00	-3,811.66
Net Income	-46,853.64	-38,874.41	-125,048.10

Schedule 7(e) Contracts

1. Lease Agreement, dated July 22, 2017, between Premium and Heller Brothers Realty, LLC (the “Lease”).

1.	Open Access Plan (Cigna)

Schedule 7(h)

Employee Benefit Plans

2.	Dental PPO Standard (Cigna)
3.	Vision (Cigna)
4.	Life Insurance
5.	AD&D Insurance

Schedule 7(j) Insurance

1.Commercial Excess Liability, (Policy No. FLF-MD-XS-00540-01) General Liability, Property, Crop and Other Commercial Coverage Policy, issued by Falls Lake Fire and Casualty Company.

2.	Workers’ Compensation Policy #2306376-02, issued by Protective Insurance.

3.Products/Completed Operations Liability Policy #ELMMD002121-01, issued by CannGen Insurance Services, LLC.

Schedule 7(l) Bank Accounts

Name	Address	Nature of Account	Account Number	Authorized Persons
Bulldog Federal Credit Union	580 Northern Ave. Hagerstown, MD 21742	Savings	681456440	Clay Crolius, Josh Rosen, Nicolle Dorsey, Eric Steenstra
Bulldog Federal Credit Union	580 Northern Ave. Hagerstown, MD 21742	Checking	111232149	Clay Crolius, Josh Rosen, Nicolle Dorsey, Eric Steenstra
Union Bank	933 Fourth Avenue Lake Odessa, MI 48849	Payroll	12000086047	Andrew Thut, Clay Crolius, Nicolle Dorsey